June 2014

Free Writing Prospectus
Filed Pursuant to Rule 433
Registration Statement No. 333-184193
Dated June 12, 2014

Deutsche Bank Commodity Indices

June 2014

                                                                               1

Contents

Section

1.  Optimum Yield Indices

    *   DB Commodity Booster - DJUBS ERAC Index

    *   DB Commodity Booster DJUBS - TV14 ERAC Index

    *   DB Commodity Booster - Benchmark Index

2.  Mean Reversion Indices

    *   DBLCI - MR Index

    *   DBLCI - Mean Reversion Enhanced ex Nat Gas ERAC Index

    *   DB MR Enhanced 15 Index

    *   DBLCI - MR+ Index

3.  Market Neutral Indices

    *   DB Commodity Harvest ERAC Index

    *   DB Commodity Harvest -- 10 ERAC Index

4.  Long-Short Indices

    *   DB Commodity Backwardation Alpha 22 Index

5.  DB Commodity Risk Parity 18 Index

6.  Optimum Yield Enhanced Indices

    *   DB Commodity Booster OYE DJUBS Index

    *   DB Commodity Booster OYE Benchmark Light Energy Index

    *   DB Commodity Curve Alpha ERAC Index

    *   DB Commodity Curve Alpha ERAC 10 Index

Appendix

1   Appendix

                                                                               2

Executive Summary

The Evolution of Commodity Markets

[]  Commodities are an asset class in their own right and exhibit unique characteristics such as historically low correlation with traditional asset classes and a positive correlation with inflation

[]  An investment in a commodity index is a simple way for investors to gain exposure to the asset class while insulating them from the mechanics of rolling futures and posting collateral. This transparent, rule-based roll mechanism eliminates human intervention

[]  Deutsche Bank is one of the largest providers of non-benchmark commodity indices with a comprehensive suite of commodity index products aimed at enhancing beta returns and extracting market neutral alpha returns in the commodity space

[]  As the commodity market has evolved, Deutsche Bank has created new indices that may benefit from the special features of the asset class

                                                                               3

DB Commodity — Family of Indices
Introduction

- The Deutsche Bank suite of Commodity indices seeks to enhance returns by altering traditional commodity index construction rules related to: Relative value asset allocation (Mean Reversion); Market momentum filter (Momentum); Futures Rolling Methodology (Optimized Yield); Controlled Risk (Target Volatility) and Risk Parity

DB Commodity Indices	Mean Reversion	Momentum	Optimized Yield	Optimized Yield Enhanced	Risk Parity	Target Volatility
DB Commodity Booster – DJUBS ERAC			✓			
DB Commodity Booster DJUBS – TV14 ERAC			✓			✓
DB Commodity Booster – Benchmark			✓			
DBLCI-MR	✓					
DBLCI-MR+	✓	✓				
DBLCI – Mean Reversion Enhanced ex NG ERAC	✓		✓			
DB MR Enhanced 15	✓		✓			✓
DB Commodity Harvest ERAC			✓			
DB Commodity Harvest – 10 ERAC			✓			✓
DB Commodity Backwardation Alpha 22				✓		
DB Commodity Risk Parity 18 Index			✓		✓	✓
DB Commodity Booster OYE DJUBS				✓		
DB Commodity Booster OYE Benchmark Light Energy				✓		
DB Commodity Curve Alpha ERAC				✓		
DB Commodity Curve Alpha ERAC 10				✓		✓

Deutsche Bank

4

Optimum Yield Indices

Section 1

                                                                               5

DB Commodity Booster -- DJUBS ERAC

Index Summary

[]  Composition of DB Commodity Booster DJUBS ERAC Index: The DB Commodity

Booster  --  DJUBS  ERAC  Index  has  the  same base weights as the DJUBS Index.
Weights are rebalanced annually.

[]  Optimizing Roll Returns: Employs Deutsche Bank's proprietary optimum yield
    ("OY") technology, which rolls an expiring contract into the contract that maximizes positive roll yield (in a backwardated market) or minimizes negative roll yield (in a contango market) from the list of tradable futures which expire in the next 13 months

[]  Embedded Cost: 0.70% per annum

[]  Transparency: Rule-based index with the closing level and weights published daily on Bloomberg (DBCMBDEN)

Note:

1 ERAC: Excess Return After Cost

                                                                               6

[]  Optimize roll returns by attempting to invest in contracts with the highest implied roll yield

DB Commodity Booster -- DJUBS

[]  Subtract 0.70% fees per annum

DB Commodity Booster -- DJUBS ERAC

Note:

1   Weights shown are: Current Weight (Base Weight). Current weights are as of
    30 May 2014

2   ERAC: Excess Return After Cost

                                                                               7

DB Commodity Booster – DJUBS ERAC

Performance Analysis

Index Returns [1]



400
300
200
100
0
Live Date: 12 Oct 2010
Jan-04
Jan-06
Jan-08
Jan-10
Jan-12
Jan-14
DJUBS
S&P-GSCI
DB Commodity Booster - DJUBS ERAC

Index Sector Exposure [1]

Sector	Current Weight (%)
Energy	32.21
Precious Metal	14.57
Industrial Metal	15.84
Agriculture	37.40

Performance Analysis [1]

Jan 2004 – May 2014	DB Commodity Booster — DJUBS ERAC	DJUBS	S&P-GSCI
Annualized Returns	4.9%	-0.1%	-0.5%
Volatility	16.9%	18.3%	24.5%
Sharpe Ratio[2]	0.29	-0.01	-0.02
Maximum Drawdown	-54.3%	-57.1%	-71.6%
Start Date	Jul-08	Jul-08	Jul-08
End Date	Mar-09	Mar-09	Feb-09
Max Monthly Consecutive Loss	-51.7%	-54.5%	-67.8%
Start Date	Jul-08	Jul-08	Jul-08
End Date	Feb-09	Feb-09	Feb-09
Max/Min Returns			
Rolling 12 Months	46% / -48.8%	39.9% / -52.7%	74.8% / -64.8%
Rolling 3 Months	24.2% / -38.5%	24.7% / -39.7%	34.4% / -53.4%
Average Monthly Returns	0.5%	0.1%	0.2%
% Months with Gains	60.0%	57.6%	56.8%
Correlation			
DJUBS	0.97	1.00	0.91
S&P-GSCI	0.89	0.91	1.00

Year on Year Performance Comparison [1]

	Annual Returns for Excess Return / ERAC Indices		
Calendar Year	DB Commodity Booster – DJUBS ERAC	DJUBS	S&P-GSCI
2004	22.26%	7.64%	15.65%
2005	29.73%	17.54%	21.61%
2006	11.79%	-2.71%	-19.07%
2007	15.87%	11.08%	26.81%
2008	-30.94%	-36.61%	-47.29%
2009	18.97%	18.72%	13.30%
2010	16.13%	16.67%	8.88%
2011	-9.77%	-13.37%	-1.23%
2012	0.21%	-1.14%	-0.01%
2013	-11.24%	-9.58%	-1.28%
2014 YTD	4.37%	6.43%	3.50%
Annualized Return	**4.87%**	**-0.10%**	**-0.52%**

Notes:

1 Source: Bloomberg. DB Commodity Booster – DJUBS ERAC has been retrospectively calculated and did not exist prior to 12 October 2010 (the "**Live Date**"). The index has very limited performance history and no actual investment which allowed tracking of the performance of the Index was possible before its Live Date. Accordingly, the results shown before the Live Date are hypothetical and do not reflect actual returns. Past performance is not necessarily indicative of how the Index will perform in the future. The performance of any investment product based on the DB Commodity Booster – DJUBS ERAC Index would have been lower than the Index as a result of fees and / or costs. Data from 31 Dec 2003 till 30 May 2014. See Risk Considerations for more information.

2 Sharpe Ratio = annualized return / volatility. ERAC = Excess Return After Cost. Statistics shown are either for excess return indices or ERAC indices.

Deutsche Bank 8

DB Commodity Booster DJUBS -- TV14 ERAC

Index Summary

[]  Composition: Same base weights as the DJUBS Index

[]  Optimizing Roll Returns: Employs Deutsche Bank's proprietary optimum yield
    ("OY") technology, which rolls an expiring contract into the contract that maximizes positive roll yield (in a backwardated market) or minimizes negative roll yield (in a contango market) from the list of tradable futures which expire in the next 13 months

[]  Target Volatility: Varies its exposure to the DB Commodity Booster -- DJUBS
    ERAC Index with a view to target a volatility of 14%. Exposure is capped at
    500%.

[]  Transparency: Rule-based index with the closing level and weights published daily on Bloomberg (DBCMBTVN)

Note:

1 ERAC: Excess Return After Cost

                                                                               9

DB Commodity Booster DJUBS – TV14 ERAC

Index Construction

Index replicates the DJUBS Index by using the corresponding OY indices, thereby providing similar commodity exposure while seeking to manage roll returns more effectively

Applies Target Volatility technology with the aim of achieving a smoother return profile, as well as to benefit from the historically negative correlation between index returns and realized volatility



Agriculture
37.40% (35.94% 1)
Industrial Metals
15.84% (16.59% 1)
Precious Metals
14.57% (15.67% 1)
Energy
32.21% (31.79% 1)
DJUBS
Apply Optimum Yield Technology
Optimize roll returns by attempting to invest in contracts with the highest implied roll yield
DB Commodity Booster – DJUBS
Subtract 0.70% fees per annum
DB Commodity Booster – DJUBS ERAC
Apply Target Volatility Technology
Volatility is targeted at 14% by varying exposure to the DB Commodity Booster – DJUBS ERAC Index
DB Commodity Booster DJUBS – TV14 ERAC

Note:

1 Weights shown are: Current Weight (Base Weight). Current weights are as of 30 May 2014

2 ERAC: Excess Return After Cost

Deutsche Bank

10

DB Commodity Booster DJUBS – TV14 ERAC

Performance Analysis

Index Returns [1]



Live Date: 12 October 2010
300
250
200
150
100
50
0
Jan-04
Jan-06
Jan-08
Jan-10
Jan-12
Jan-14
DB Commodity Booster - DJUBS ERAC
DJUBS
DB Commodity Booster DJUBS - TV14 ERAC

Index Exposure [1]

Current Exposure to DB Commodity Booster – DJUBS ERAC	200.00%
Underlying Sector	**Current Weight (%)**
Energy	32.21
Precious Metal	14.57
Industrial Metal	15.84
Agriculture	37.40

Performance Analysis [1]

Jan 2004 – May 2014	DB Commodity Booster DJUBS - TV 14 ERAC	DB Commodity Booster – DJUBS ERAC	DJUBS
Annualized Returns	6.0%	4.9%	-0.1%
Volatility	14.6%	16.9%	18.3%
Sharpe Ratio	0.41	0.29	-0.01
Maximum Drawdown	-37.8%	-54.3%	-57.1%
Start Date	Jul-08	Jul-08	Jul-08
End Date	Jan-14	Mar-09	Mar-09
Max Monthly Consecutive Loss	-33.2%	-51.7%	-54.5%
Start Date	Jul-08	Jul-08	Jul-08
End Date	Feb-09	Feb-09	Feb-09
Max/Min Returns			
Rolling 12 Months	41% / -31.6%	46% / -48.8%	39.9% / -52.7%
Rolling 3 Months	21.6% / -23.6%	24.2% / -38.5%	24.7% / -39.7%
Average Monthly Returns	0.6%	0.5%	0.1%
% Months with Gains	60.0%	60.0%	57.6%
Correlation			
DB Commodity Booster – DJUBS ERAC	0.94	1.00	0.97
DJUBS	0.92	0.97	1.00

Year on Year Performance Comparison [1]

	Annual Returns for Excess Return / ERAC Indices		
Calendar Year	DB Commodity Booster DJUBS - TV 14 ERAC	DB Commodity Booster – DJUBS ERAC	DJUBS
2004	26.18%	22.26%	7.64%
2005	29.49%	29.73%	17.54%
2006	10.23%	11.79%	-2.71%
2007	15.91%	15.87%	11.08%
2008	-16.19%	-30.94%	-36.61%
2009	12.73%	18.97%	18.72%
2010	15.63%	16.13%	16.67%
2011	-8.94%	-9.77%	-13.37%
2012	-2.25%	0.21%	-1.14%
2013	-16.79%	-11.24%	-9.58%
2014 YTD	9.14%	4.37%	6.43%
Annualized Return	**6.05%**	**4.87%**	**-0.10%**

Notes:

1 Source: Bloomberg. DB Commodity Booster DJUBS – TV14 ERAC has been retrospectively calculated and did not exist prior to 12 October 2010 (the "**Live Date**"). The index has very limited performance history and no actual investment which allowed tracking of the performance of the Index was possible before its Live Date. Accordingly, the results shown before the Live Date are hypothetical and do not reflect actual returns. Past performance is not necessarily indicative of how the Index will perform in the future. The performance of any investment product based on the DB Commodity Booster DJUBS – TV14 ERAC Index would have been lower than the Index as a result of fees and / or costs. Data from 31 Dec 2003 till 30 May 2014. See Risk Considerations for more information.

2 ERAC = Excess Return After Cost. Statistics shown are either for excess return indices or ERAC indices. Current weights shown are for DB Commodity Booster – DJUBS ERAC Index

Deutsche Bank
11

DB Commodity Booster -- Benchmark

Index Summary

[]  Composition: Same base weights as the S&P GSCI Index

[]  Optimizing Roll Returns: Employs Deutsche Bank's proprietary optimum yield
    ("OY") technology, which rolls an expiring contract into the contract that maximizes positive roll yield (in a backwardated market) or minimizes negative roll yield (in a contango market) from the list of tradable futures which expire in the next 13 months

[]  Transparency: Rule-based index with the closing level and weights published daily on Bloomberg (DBCMBSEU)

                                                                              12

[]  Optimize roll returns by attempting to invest in contracts with the highest implied roll yield

DB Commodity Booster -- Benchmark

Note:

1   Weights shown are: Current Weight (Base Weight). Current weights are as of
    30 May 2014

                                                                              13

DB Commodity Booster – Benchmark

Performance Analysis

Index Returns [1]



400
300
200
100
0
Live Date: 15 Dec 2007
Jan-03
Jan-05
Jan-07
Jan-09
Jan-11
Jan-13
DJUBS
S&P-GSCI
DB Commodity Booster - Benchmark

Index Sector Exposure [1]

Sector	Current Weight (%)
Energy	72.03
Precious Metal	2.57
Industrial Metal	6.32
Agriculture & Livestock	19.08

Performance Analysis [1]

Jan 2004 – May 2014	DB Commodity Booster – Benchmark	DJUBS	S&P-GSCI
Annualized Returns	7.0%	-0.1%	-0.5%
Volatility	21.9%	18.3%	24.5%
Sharpe Ratio	0.32	-0.01	-0.02
Maximum Drawdown	-64.6%	-57.1%	-71.6%
Start Date	Jul-08	Jul-08	Jul-08
End Date	Feb-09	Mar-09	Feb-09
Max Monthly Consecutive Loss	-60.7%	-54.5%	-67.8%
Start Date	Jul-08	Jul-08	Jul-08
End Date	Feb-09	Feb-09	Feb-09
Max / Min Returns			
Rolling 12 Months	76.3% / -56.7%	39.9% / -52.7%	74.8% / -64.8%
Rolling 3 Months	33.4% / -47.4%	24.7% / -39.7%	34.4% / -53.4%
Average Monthly Returns	0.8%	0.1%	0.2%
% Months with Gains	56.0%	57.6%	56.8%
Correlation			
DJUBS	0.89	1.00	0.91
S&P-GSCI	0.98	0.91	1.00

Year on Year Performance Comparison [1]

	Annual Returns for Excess Return Indices		
Calendar Year	DB Commodity Booster – Benchmark	DJUBS	S&P-GSCI
2004	38.49%	7.64%	15.65%
2005	41.80%	17.54%	21.61%
2006	-2.31%	-2.71%	-19.07%
2007	25.49%	11.08%	26.81%
2008	-36.65%	-36.61%	-47.29%
2009	20.31%	18.72%	13.30%
2010	9.69%	16.67%	8.88%
2011	-0.55%	-13.37%	-1.23%
2012	0.60%	-1.14%	-0.01%
2013	-1.86%	-9.58%	-1.28%
2014 YTD	2.85%	6.43%	3.50%
Annualized Return	**7.04%**	**-0.10%**	**-0.52%**

Notes:
1 Source: Bloomberg. DB Commodity Booster – Benchmark has been retrospectively calculated and did not exist prior to 15 December 2007 (the "**Live Date**"). The index has very limited performance history and no actual investment which allowed tracking of the performance of the Index was possible before its Live Date. Accordingly, the results shown before the Live Date are hypothetical and do not reflect actual returns. Past performance is not necessarily indicative of how the Index will perform in the future. The performance of any investment product based on the DB Commodity Booster – Benchmark Index would have been lower than the Index as a result of fees and / or costs. Data from 31 Dec 2003 till 30 May 2014. See Risk Considerations for more information.
2 Statistics shown are for excess return indices.

Deutsche Bank
14

Mean Reversion Indices

Section 2

                                                                              15

DBLCI -MR

Index Summary

[]  Components: Tracks the performance of a basket of 6 commodity futures:
    Aluminum, WTI Crude Oil, Heating Oil, Gold, Corn, and Wheat

[]  Dynamic Weights: Seeks to underweight relatively expensive commodities and overweight relatively cheap commodities among six of the most liquid futures contracts in four sectors: Energy, Base Metals, Precious Metals,
    Agriculture. The commodity weight is determined formulaically based on the ratio between a one-year and five-year moving average price

[]  Rebalancing: A rebalancing will occur whenever one of the commodities undergoes a "trigger event. " A trigger event occurs when the one-year moving average price of the commodity trades +/-- 5% than the five-year moving average

[]  Roll Frequency and Method: Fixed monthly roll for Energy components, fixed yearly roll for Metals and Agriculture components

[]  Transparency: Rule-based index with the closing level and weights published daily on Bloomberg (DBLCMMCL)

                                                                              16

[]  Weight of each component determined based on the ratio of 1 year moving average price to 5 year moving average price

   Corn          Gold     Heating Oil  WTI Crude Oil  Aluminium      Wheat
(20.87% (2)) (13.74% (2)) (11.18% (2))   (19.56% (2)) (23.19% (2)) (11.46% (2))

Source: Deutsche Bank, 2014

Notes:

1 Base Weights of DBLCI-MR Index

2 Current Weights as of 30 May 2014

                                                                              17

DBLCI-MR

Performance Analysis

Index Returns [1]



Live Date: 28 Feb 2003
400
300
200
100
0
Jan-04
Jan-06
Jan-08
Jan-10
Jan-12
Jan-14
DBLCI
DJUBS
DBLCI - MR

Historical Weighting [1]



100%
80%
60%
40%
20%
0%
Jan-04
Jan-06
Jan-08
Jan-10
Jan-12
Jan-14
Energy
Industrial Metals
Precious Metals
Agriculture

Performance Analysis [1]

Jan 2004 – May 2014	DBLCI-MR	DBLCI	DJUBS
Annualized Returns	7.7%	3.1%	-0.1%
Volatility	21.0%	22.4%	18.3%
Sharpe Ratio	0.37	0.14	-0.01
Maximum Drawdown	-62.8%	-65.2%	-57.1%
Start Date	Jul-08	Jul-08	Jul-08
End Date	Feb-09	Feb-09	Mar-09
Max Monthly Consecutive Loss	-59.0%	-61.9%	-54.5%
Start Date	Jul-08	Jul-08	Jul-08
End Date	Feb-09	Feb-09	Feb-09
Max / Min Returns			
Rolling 12 Months	84% / -56.3%	83.1% / -60.7%	39.9% / -52.7%
Rolling 3 Months	33.3% / -43.1%	28.4% / -47.4%	24.7% / -39.7%
Average Monthly Returns	0.8%	0.4%	0.1%
% Months with Gains	59.2%	55.2%	57.6%
Correlation			
DBLCI	0.91	1.00	0.90
DJUBS	0.84	0.90	1.00

Year on Year Performance Comparison [1]

	Annual Returns for Excess Return Indices		
Calendar Year	DBLCI-MR	DBLCI	DJUBS
2004	25.85%	26.11%	7.64%
2005	2.96%	13.89%	17.54%
2006	39.22%	3.06%	-2.71%
2007	42.49%	34.67%	11.08%
2008	-35.43%	-39.60%	-36.61%
2009	22.29%	10.17%	18.72%
2010	13.62%	12.33%	16.67%
2011	-2.47%	-1.13%	-13.37%
2012	3.33%	0.79%	-1.14%
2013	-9.05%	-9.58%	-9.58%
2014 YTD	2.59%	2.82%	6.43%
Annualized Return	**7.71%**	**3.14%**	**-0.10%**

Notes:

1 Source: Bloomberg. Past performance is not necessarily indicative of how the Index will perform in the future. The performance of any investment product based on the DBLCI – MR Index would have been lower than the Index as a result of fees and / or costs. Data from 31 Dec 2003 till 30 May 2014. See Risk Considerations for more information.

2 Statistics shown are for excess return indices.

Deutsche Bank

18

DBLCI -- Mean Reversion Enhanced ex NG ERAC

Index Summary

[]  Components:  Tracks the performance of a basket of 11 commodities: Aluminum,
    Nickel,  Zinc,  Copper,  Lead,  WTI Crude Oil, Gold, Silver, Corn, Wheat and
    Soybeans.

[]  Wheat  :  Wheat  exposure  is  taken  through  an equally-weighted basket of
    Chicago Wheat, Minneapolis Wheat and Kansas Wheat

[]  Dynamic   Weights  and  Diversification:  Seeks  to  underweight  relatively expensive  commodities  and  overweight  relatively  cheap commodities among twelve  of the most liquid commodities in four sectors: Energy, Base Metals,
    Precious  Metals,  Agriculture.  In  order to avoid concentration and ensure adequate  diversification, single commodity allocations are first subject to a 32% cap and then to 18% cap on subsequent commodities.

[]  Optimizing  Roll  Returns:  Deutsche Bank's proprietary Optimum Yield ("OY")
    technology  rolls  an  expiring  contract  into  the contract that maximizes positive  roll  yield  (in a backwardated market) or minimizes negative roll yield  (in a contango market) from the list of tradable futures which expire in the next 13 months

[]  Rebalancing:  A rebalancing will occur if on the monthly rebalance date, the one-year  moving average price of one or more commodities trade +/-- 5% than the five-year moving average

[]  Embedded Cost: 1.00% per annum

[]  Transparency:  Rule-based index with the closing level and weights published daily on Bloomberg (DBLCMNGU)

Note:

1 ERAC: Excess Return After Cost

                                                                              19

Invests in 11 liquid commodity contracts.
Over-weights cheap commodities and under-weights expensive ones

Employs OY technology seeking to maximize roll yield by selecting the optimum futures contract

DBLCI -- Mean Reversion Enhanced ex NG ERAC

Index Construction

Agriculture Industrial Metal Precious Metal
(25% (1)) (20% (1)) (20% (1)) Energy (35% (1))

Basket with Base Weights

Apply Optimum Yield Technology

[]  Optimize  roll returns by attempting to invest in contracts with the highest implied roll yield

Basket with Base Weights using OY sub-indices

Apply MR Technology

[]  Weight  of  each  component  determined  based on the ratio of 1 year moving average (MA) price to 5 year MA price

DBLCI Mean Reversion Enhanced ex NG

[]  Subtract 1.00% fees per annum

DBLCI Mean Reversion Enhanced ex NG ERAC

Agriculture Industrial Metal Precious Metal Energy
(22.39% (2)) (29.25% (2)) (25.68% (2)) (22.68% (2))
Source: Deutsche Bank, 2014
Notes:
1  Base  Weights of DBLCI-MR Enhanced ex NG ERAC Index. Current Weights as of 30
May 2014

2 ERAC: Excess Return After Cost

                                                                              20

DBLCI – Mean Reversion Enhanced ex NG ERAC

Performance Analysis

Index Returns [1]



Live Date: 30 Aug 2012
400
300
200
100
0
Jan-04
Jan-06
Jan-08
Jan-10
Jan-12
Jan-14
DBLCI - MR
DJUBS
DBLCI Mean Reversion Enhanced ex NG ERAC

Index Sector Exposure [1]

Sector	Current Weight (%)
Energy	22.68
Precious Metal	25.68
Industrial Metal	29.25
Agriculture	22.39

Performance Analysis [1]

Jan 2004 – May 2014	DBLCI Mean Reversion Enhanced ex NG ERAC	DBLCI-MR	DJUBS
Annualized Returns	10.5%	7.7%	-0.1%
Volatility	20.1%	21.0%	18.3%
Sharpe Ratio	0.52	0.37	-0.01
Maximum Drawdown	-50.9%	-62.8%	-57.1%
Start Date	Jul-08	Jul-08	Jul-08
End Date	Dec-08	Feb-09	Mar-09
Max Monthly Consecutive Loss	-46.9%	-59.0%	-54.5%
Start Date	Jul-08	Jul-08	Jul-08
End Date	Feb-09	Feb-09	Feb-09
Max/Min Returns			
Rolling 12 Months	72.9% / -43.2%	84% / -56.3%	39.9% / -52.7%
Rolling 3 Months	38.1% / -38.4%	33.3% / -43.1%	24.7% / -39.7%
Average Monthly Returns	1.0%	0.8%	0.1%
% Months with Gains	60.0%	59.2%	57.6%
Correlation			
DBLCI – MR	0.89	1.00	0.84
DJUBS	0.86	0.84	1.00

Year on Year Performance Comparison [1]

	Annual Returns for Excess Return / ERAC Indices		
Calendar Year	DBLCI Mean Reversion Enhanced ex NG ERAC	DBLCI-MR	DJUBS
2004	20.87%	25.85%	7.64%
2005	11.93%	2.96%	17.54%
2006	29.59%	39.22%	-2.71%
2007	34.65%	42.49%	11.08%
2008	-25.15%	-35.43%	-36.61%
2009	55.25%	22.29%	18.72%
2010	19.46%	13.62%	16.67%
2011	-9.69%	-2.47%	-13.37%
2012	3.22%	3.33%	-1.14%
2013	-12.66%	-9.05%	-9.58%
2014 YTD	6.48%	2.59%	6.43%
Annualized Return	**10.54%**	**7.71%**	**-0.10%**

Notes:

1 Source: Bloomberg. DBLCI – Mean Reversion Enhanced ex NG ERAC has been retrospectively calculated and did not exist prior to 30 August 2012 (the "**Live Date**"). The index has very limited performance history and no actual investment which allowed tracking of the performance of the Index was possible before its Live Date. Accordingly, the results shown before the Live Date are hypothetical and do not reflect actual returns. Past performance is not necessarily indicative of how the Index will perform in the future. The performance of any investment product based on the DBLCI – Mean Reversion Enhanced ex NG ERAC Index would have been lower than the Index as a result of fees and / or costs. Data from 31 Dec 2003 till 30 May 2014. See Risk Considerations for more information.

2 ERAC = Excess Return After Cost. Statistics shown are either for excess return indices or ERAC indices.

Deutsche Bank

21

DB MR Enhanced 15

Index Summary

[]  Components:  Tracks the performance of a basket of 12 commodities: Aluminum,
    Nickel,  Zinc, Copper, Lead, WTI Crude Oil, Natural Gas, Gold, Silver, Corn,
    Wheat and Soybeans

[]  Wheat  (1)  :  Wheat exposure is taken through an equally-weighted basket of
    Chicago Wheat, Minneapolis Wheat and Kansas Wheat

[]  Dynamic  Weights  and  Diversification  (2): Seeks to underweight relatively expensive  commodities  and  overweight  relatively  cheap commodities among twelve  of the most liquid commodities in four sectors: Energy, Base Metals,
    Precious  Metals,  Agriculture.  In  order to avoid concentration and ensure adequate  diversification,  single  commodity allocations except Agriculture commodities are first subject to a 32% cap and then to 18% cap on subsequent commodities. Agriculture commodities are subject to a cap of 18%

[]  Optimizing  Roll  Returns:  Deutsche Bank's proprietary Optimum Yield ("OY")
    technology  rolls  an  expiring  contract  into  the contract that maximizes positive  roll  yield  (in a backwardated market) or minimizes negative roll yield  (in a contango market) from the list of tradable futures which expire in the next 13 months

[]  Target  Volatility:  Exposure  to the DBLCI Mean Reversion Enhanced is reset monthly  in order to target a realized volatility of 15%. Exposure is capped at 300%.

[]  Rebalancing:  A rebalancing will occur if on the monthly rebalance date, the one-year  moving average price of one or more commodities trade +/-- 5% than the five-year moving average

[]  Transparency:  The  DB MR Enhanced 15 is a rule-based index with the closing level and weights published daily on Bloomberg (DBLCMTEU)

Notes:

1   Until  Feb  2012  exposure to Wheat in the Mean Reversion Enhanced Index was aken entirely through Chicago Wheat futures

2   Until  Feb  2012  the single commodity weighting cap was 35% (currently 32%)
    and the subsequent individual cap was 20% (currently 18%)

                                                                              22

DB MR Enhanced 15

Index Construction

Invests in 12 liquid commodity contracts. Over-weights cheap commodities and under-weights expensive ones

Employs OY technology seeking to maximize roll yield and Target Volatility technology with the aim of obtaining a smoother return profile



Agriculture (25% 1)
Industrial Metal (18% 1)
Precious Metal (17% 1)
Energy (40% 1)
Basket with Base Weights
Apply Optimum Yield Technology
Optimize roll returns by attempting to invest in contracts with the highest implied roll yield
Basket with Base Weights using OY Sub-indices
Apply Mean Reversion Technology
Weight of each component determined based on the ratio of 1 year MA price to 5 year MA price
DBLCI – Mean Reversion Enhanced2
Agriculture(22.95%), Industrial Metal(26.98%), Precious Metal(22.38%) & Energy(27.69%)
Apply Target Volatility Technology
Volatility targeted at 15% by varying exposure to the DBLCI – Mean Reversion Enhanced Index
DB MR Enhanced 15

Note:

1 Base Weights of DBLCI – Mean Reversion Enhanced Index

2 Current Weights of DBLCI-Mean Reversion Enhanced Index as of 30 May 2014

Deutsche Bank

23

DB MR Enhanced 15

Performance Analysis

Index Returns [1]



Live Date: 28 Sep 2009
400
300
200
100
0
Jan-04
Jan-06
Jan-08
Jan-10
Jan-12
Jan-14
DBLCI Mean Reversion Enhanced
DJUBS
DB MR Enhanced 15

Historical Exposure [1]



200%
150%
100%
50%
0%
50%
40%
30%
20%
10%
0%
15.17%
Current Exposure[1]: 182.93%
Mar-04
Mar-06
Mar-08
Mar-10
Mar-12
Mar-14
Participation(L)
3m MRE Vol(R)
MRE TV15 Average Vol(R)
Target Vol(R)

Performance Analysis [1]

Jan 2004 – May 2014	DB MR Enhanced 15	DBLCI – Mean Reversion Enhanced	DJUBS
Annualized Returns	7.6%	5.5%	-0.1%
Volatility	15.4%	19.6%	18.3%
Sharpe Ratio	0.49	0.28	-0.01
Maximum Drawdown	-42.1%	-55.9%	-57.1%
Start Date	Jul-08	Jul-08	Jul-08
End Date	Jan-14	Mar-09	Mar-09
Max Monthly Consecutive Loss	-33.5%	-53.8%	-54.5%
Start Date	Jul-08	Jul-08	Jul-08
End Date	Feb-09	Feb-09	Feb-09
Max/Min Returns			
Rolling 12 Months	51.8% / -31.1%	71.2% / -46.5%	39.9% / -52.7%
Rolling 3 Months	22.8% / -22.2%	36% / -37.4%	24.7% / -39.7%
Average Monthly Returns	0.7%	0.6%	0.1%
% Months with Gains	55.2%	55.2%	57.6%
Correlation			
DBLCI-MR	0.93	1.00	0.85
DJUBS	0.81	0.85	1.00

Year on Year Performance Comparison [1]

	Annual Returns for Excess Return Indices		
Calendar Year	DB MR Enhanced 15	DBLCI – Mean Reversion Enhanced	DJUBS
2004	25.18%	23.16%	7.64%
2005	15.77%	10.43%	17.54%
2006	30.96%	28.54%	-2.71%
2007	24.84%	26.67%	11.08%
2008	-11.82%	-26.29%	-36.61%
2009	18.57%	37.53%	18.72%
2010	5.99%	5.29%	16.67%
2011	-16.78%	-21.87%	-13.37%
2012	-5.02%	-4.42%	-1.14%
2013	-9.29%	-7.37%	-9.58%
2014 YTD	13.80%	7.33%	6.43%
Annualized Return	**7.59%**	**5.55%**	**-0.10%**

Notes:

1 Source: Bloomberg. DB MR Enhanced 15 has been retrospectively calculated and did not exist prior to 28 September 2009 (the "**Live Date**"). The index has very limited performance history and no actual investment which allowed tracking of the performance of the Index was possible before its Live Date. Accordingly, the results shown before the Live Date are hypothetical and do not reflect actual returns. Past performance is not necessarily indicative of how the Index will perform in the future. The performance of any investment product based on the DB MR Enhanced 15 Index would have been lower than the Index as a result of fees and / or costs. Data from 31 Dec 2003 till 30 May 2014. See Risk Considerations for more information.

2 Statistics shown are for excess return indices.

Deutsche Bank

24

DBLCI MR+

Index Summary

[]  Components:  Tracks  the  performance  of 6 commodity futures: Aluminum, WTI
    Crude Oil, Heating Oil, Gold, Corn and Wheat

[]  Dynamic  Weights:  Seeks to underweight relatively expensive commodities and overweight relatively cheap commodities among six of the most liquid futures contracts in four sectors: Energy, Base Metals, Precious Metals, Agriculture

[]  Dynamic  Allocation:  The  "Plus"  strategy  aims to preserve excess returns generated  by  the  DBLCI-MR  by  adjusting  its exposure monthly to reflect upward and downward momentum cycles. A sample set of returns for each period ranging between one and twelve months are calculated. The weight assigned to
    DBLCI-MR is based on the number of periods with positive returns

[]  Rebalancing:  A  rebalancing  in  the underlying index (DBLCI-MR) will occur whenever  one  of  the  commodities  undergoes a "trigger event. " A trigger event  occurs when the one-year moving average price of the commodity trades
    +/-- 5% than the five-year moving average

[]  Roll  Frequency  and Method: Fixed monthly roll for Energy components, fixed yearly roll for Metals and Agriculture components

[]  Transparency:  Rule-based index with the closing level, weights and exposure published daily on Bloomberg (DBLCMPUE)

                                                                              25

DBLCI MR+

Index Construction

Invests in 6 liquid commodity contracts. Over-weights cheap commodities and under-weights expensive ones

Aims to offer upside exposure to DBLCI-MR but limit potential drawdowns by employing a momentum algorithm

Corn (11.25%[1])

Gold (10%[1])

Heating oil (20%[1])

WTI (35%[1])

Aluminum (12.5%[1])

Wheat (11.25%[1])

Basket with Base Weights

Apply **Mean Reversion** Technology

- Weight of each component determined based on the ratio of 1 year MA price to 5 year MA price

DBLCI-MR[2]

Corn(20.9%), Gold(13.7%), Heating Oil(11.2%), Crude Oil(19.6%), Aluminium(23.2%) & Wheat(11.5%)

Apply **'Plus'** Strategy

- Variable exposure to DBLCI-MR with the aim of preserving the upside but limiting loses
- Exposure to DBLCI-MR = total number of positive returns / 12 (6/12 = 50.00%)

DBLCI MR+

DBLCI-MR Returns[3]	
1 Month	-0.6%
2 Month	2.0%
3 Month	5.8%
4 Month	8.8%
5 Month	3.9%
6 Month	4.0%
7 Month	-1.6%
8 Month	-1.9%
9 Month	-0.7%
10 Month	-0.9%
11 Month	0.1%
12 Month	-0.6%

Note:

1 Base Weights of DBLCI-MR Index

2 Current Weights of DBLCI-MR Index as of 30 May 2014

3 Returns are calculated as of 6th business day of each month, from May 2013 to May 2014.

Deutsche Bank

26

DBLCI MR+

Performance Analysis

Index Returns [1]



400
300
200
100
0
Live Date: 20 Jun 2007
Jan-04
Jan-06
Jan-08
Jan-10
Jan-12
Jan-14
DBLCI - MR
DJUBS
DBLCI MR+

Historical Weighting [1]



100%
80%
60%
40%
20%
0%
1,400
1,200
1,000
800
600
400
200
0
Current Participation [1]: 50.00%
Jan-04
Jan-06
Jan-08
Jan-10
Jan-12
Jan-14
Participation(L)
DBLCI - MR(R)

Performance Analysis [1]

Jan 2004 – May 2014	DBLCI MR+	DBLCI-MR	DJUBS
Annualized Returns	6.7%	7.7%	-0.1%
Volatility	14.9%	21.0%	18.3%
Sharpe Ratio	0.45	0.37	-0.01
Maximum Drawdown	-33.8%	-62.8%	-57.1%
Start Date	Jul-08	Jul-08	Jul-08
End Date	Jun-10	Feb-09	Mar-09
Max Monthly Consecutive Loss	-27.1%	-59.0%	-54.5%
Start Date	Jul-08	Jul-08	Jul-08
End Date	Nov-08	Feb-09	Feb-09
Max/Min Returns			
Rolling 12 Months	81.8% / -31.4%	84% / -56.3%	39.9% / -52.7%
Rolling 3 Months	28.4% / -26.7%	33.3% / -43.1%	24.7% / -39.7%
Average Monthly Returns	0.6%	0.8%	0.1%
% Months with Gains	51.2%	59.2%	57.6%
Correlation			
DBLCI – MR	0.85	1.00	0.84
DJUBS	0.71	0.84	1.00

Year on Year Performance Comparison [1]

	Annual Returns for Excess Return Indices		
Calendar Year	DBLCI MR+	DBLCI-MR	DJUBS
2004	24.07%	25.85%	7.64%
2005	-4.53%	2.96%	17.54%
2006	24.53%	39.22%	-2.71%
2007	38.57%	42.49%	11.08%
2008	-0.67%	-35.43%	-36.61%
2009	8.87%	22.29%	18.72%
2010	2.36%	13.62%	16.67%
2011	-2.84%	-2.47%	-13.37%
2012	-2.45%	3.33%	-1.14%
2013	-7.36%	-9.05%	-9.58%
2014 YTD	-1.09%	2.59%	6.43%
Annualized Return	**6.70%**	**7.71%**	**-0.10%**

Notes:

1 Source: Bloomberg. DBLCI MR+ has been retrospectively calculated and did not exist prior to 20 June 2007 (the "**Live Date**"). The index has very limited performance history and no actual investment which allowed tracking of the performance of the Index was possible before its Live Date. Accordingly, the results shown before the Live Date are hypothetical and do not reflect actual returns. Past performance is not necessarily indicative of how the Index will perform in the future. The performance of any investment product based on the DBLCI MR+ Index would have been lower than the Index as a result of fees and / or costs. Data from 31 Dec 2003 till 30 May 2014. See Risk Considerations for more information.

2 Statistics shown are for excess return indices.

Deutsche Bank

27

Market Neutral Indices

Section 3

                                                                              28

DB Commodity Harvest ERAC

Index Summary

[]  Market  Neutral Strategy: The DB Commodity Harvest ERAC Index goes short the
    S&P  Goldman  Sachs  Light Energy Index and long the DB Commodity Booster --
    Benchmark  Light  Energy  Index, an Optimum Yield version of the S&P Goldman
    Sachs  Light Energy Index, in an attempt to provide market-neutral exposure, and to generate returns from DB's optimum yield technology.

[]  Optimizing  Roll  Returns:  Deutsche Bank's proprietary optimum yield ("OY")
    technology  rolls  an  expiring  contract  into  the contract that maximizes positive  roll  yield  (in a backwardated market) or minimizes negative roll yield  (in a contango market) from the list of tradable futures which expire in the next 13 months

[]  Embedded Cost: 0.60% per annum

[]  Transparency:  Rule based index with the closing level and weights published daily on Bloomberg (DBLCHNUE)

Note:

1 ERAC: Excess Return After Cost

                                                                              29

DB Commodity Harvest ERAC

Index Construction

Strategy aims to generate alpha from roll returns by going long the OY index and short the benchmark index



Energy
39.17% (39.09% 1)
Precious Metals
5.60% (5.96% 1)
Industrial Metals
13.78% (14.73% 1)
Agriculture & Livestock
41.45% (40.25%1)
S&P GSCI Light Energy
S&P GSCI Light Energy
Apply Optimum Yield Technology
Optimize roll returns by attempting to maximize implied roll yield
S&P GSCI Light Energy rolls each commodity to its nearest available futures contract
DB Commodity Booster — Benchmark Light Energy
Long
Short
Carry Strategy
Market neutral equally weighted Long and Short positions to generate Alpha. Exposure to long and short legs rebalanced monthly to maintain overall neutrality
DB Commodity Harvest
At each rebalance date, the Short position (S&P GSCI Light Energy) rolls to the nearest dated futures contract for each commodity whereas the Long position (DB Commodity Booster – Benchmark Light Energy) rolls to the future contract with the highest implied roll yield and expires within the next 13 months.
Subtract 0.60% fees per annum
DB Commodity Harvest ERAC

Note:

1 Weights shown are: Current Weight (Base Weight). Current weights are as of 30 May 2014

2 ERAC: Excess Return After Cost

Deutsche Bank

30

DB Commodity Harvest ERAC

Performance Analysis

Index Returns [1]



Live Date: 14 Oct 2008
300
250
200
150
100
50
0
Jan-04
Jan-06
Jan-08
Jan-10
Jan-12
Jan-14
DB Commodity Booster - Benchmark Light Energy
S&P-GSCI Light Energy
DB Commodity Harvest ERAC

Index Constituents [1]

Index	Current Weight (%)
DB Commodity Booster – Benchmark Light Energy	100
S&P Goldman Sachs Light Energy Index	–100

Performance Analysis [1]

Jan 2004 – May 2014	DB Commodity Harvest ERAC	DB Commodity Booster – Benchmark Light Energy	S&P-GSCI Light Energy
Annualized Returns	3.9%	4.9%	0.2%
Volatility	3.1%	17.7%	19.1%
Sharpe Ratio	1.26	0.28	0.01
Maximum Drawdown	-6.5%	-56.8%	-60.9%
Start Date	Feb-09	Jul-08	Jul-08
End Date	Mar-14	Mar-09	Feb-09
Max Monthly Consecutive Loss	-5.3%	-53.8%	-42.0%
Start Date	Jun-07	Jul-08	Jul-08
End Date	Sep-07	Feb-09	Feb-09
Max / Min Returns			
Rolling 12 Months	17% / -4.9%	51.7% / -50.3%	48.2% / -55.8%
Rolling 3 Months	6.4% / -5.6%	24.8% / -42.4%	26.1% / -44.6%
Average Monthly Returns	0.3%	0.5%	0.2%
% Months with Gains	65.6%	56.8%	55.2%
Correlation			
DB Commodity Booster – Benchmark Light Energy	-0.39	1.00	0.98
S&P-GSCI Light Energy	-0.52	0.98	1.00

Year on Year Performance Comparison [1]

	Annual Returns for Excess Return / ERAC Indices		
Calendar Year	DB Commodity Harvest ERAC	DB Commodity Booster – Benchmark Light Energy	S&P-GSCI Light Energy
2004	12.84%	22.05%	7.31%
2005	10.17%	28.51%	15.51%
2006	12.30%	9.15%	-3.77%
2007	-0.44%	17.49%	17.16%
2008	10.61%	-33.20%	-40.39%
2009	0.58%	17.02%	15.17%
2010	-1.38%	16.11%	16.94%
2011	1.58%	-5.21%	-7.28%
2012	-0.89%	1.46%	1.60%
2013	-2.02%	-9.40%	-8.16%
2014 YTD	-1.21%	3.94%	4.93%
Annualized Return	**3.87%**	**4.95%**	**0.18%**

Notes:

1 Source: Bloomberg. DB Commodity Harvest ERAC has been retrospectively calculated and did not exist prior to 14 October 2008 (the "**Live Date**"). The index has very limited performance history and no actual investment which allowed tracking of the performance of the Index was possible before its Live Date. Accordingly, the results shown before the Live Date are hypothetical and do not reflect actual returns. Past performance is not necessarily indicative of how the Index will perform in the future. The performance of any investment product based on the DB Commodity Harvest ERAC Index would have been lower than the Index as a result of fees and / or costs. Data from 31 Dec 2003 till 30 May 2014. See Risk Considerations for more information.

2 ERAC = Excess Return After Cost. Statistics shown are either for excess return indices or ERAC indices.

Deutsche Bank
31

DB Commodity Harvest -- 10 ERAC

Index Summary

[]  Market Neutral Strategy: The DB Commodity Harvest Index goes short the S&P
    Goldman Sachs Light Energy Index and long the DB Commodity Booster --
    Benchmark Light Energy Index, an Optimum Yield version of the S&P Goldman
    Sachs Light Energy Index, in an attempt to provide market-neutral exposure, and to generate returns from DB's optimum yield technology

[]  Optimizing Roll Returns: Deutsche Bank's proprietary optimum yield ("OY")
    technology rolls an expiring contract into the contract that maximizes positive roll yield (in a backwardated market) or minimizes negative roll yield (in a contango market) from the list of tradable futures which expire in the next 13 months

[]  Target Volatility: Varies exposure to the DB Commodity Harvest ERAC Index with a view to target a volatility of 10%. Exposure is capped at 500%.

[]  Transparency: Rule based index with the closing level and weights published daily on Bloomberg (DBCMHVEG)

Note:

1   ERAC: Excess Return After Cost

                                                                              32

DB Commodity Harvest – 10 ERAC

Index Construction

Strategy aims to generate alpha from roll returns and to smoothen the return profile by varying exposure to the underlying index in response to changes in realized volatility



Energy 39.17% (39.09% 1)
Precious Metals 5.60% (5.96% 1)
Industrial Metals 13.78% (14.73% 1)
Agriculture & Livestock 41.45% (40.25%1)
S&P GSCI Light Energy
S&P GSCI Light Energy
Apply Optimum Yield Technology
Optimize roll returns by attempting to maximize implied roll yield
S&P GSCI Light Energy rolls each commodity to its nearest available futures contract
DB Commodity Booster — Benchmark Light Energy
Long
Short
Carry Strategy
Market neutral equally weighted Long and Short positions to generate Alpha. Exposure to long and short legs rebalanced monthly to maintain overall neutrality
DB Commodity Harvest
Subtract 0.60% fees per annum
DB Commodity Harvest ERAC
Apply Target Volatility Technology
Volatility targeted at 10% by varying exposure to the DB Commodity Harvest ERAC
DB Commodity Harvest – 10 ERAC

Note:
1 Weights shown are: Current Weight (Base Weight). Current weights are as of 30 May 2014
2 ERAC: Excess Return After Cost

Deutsche Bank
33

DB Commodity Harvest – 10 ERAC

Performance Analysis

Index Returns [1]



500
400
300
200
100
0
Live Date: 14 Oct 2008
Jan-04
Jan-06
Jan-08
Jan-10
Jan-12
Jan-14
DB Commodity Harvest ERAC
S&P-GSCI Light Energy
DB Commodity Harvest - 10 ERAC

Historical Exposure [1]



600%
500%
400%
300%
200%
100%
0%
Current Exposure [1]: 500.00%
Jan-04
Jan-06
Jan-08
Jan-10
Jan-12
Jan-14

Performance Analysis[1]

Jan 2004 – May 2014	DB Commodity Harvest – 10 ERAC	DB Commodity Harvest ERAC	S&P-GSCI Light Energy
Annualized Returns	10.9%	3.9%	0.2%
Volatility	10.6%	3.1%	19.1%
Sharpe Ratio	1.03	1.26	0.01
Maximum Drawdown	-29.7%	-6.5%	-60.9%
Start Date	Jun-10	Feb-09	Jul-08
End Date	Mar-14	Mar-14	Feb-09
Max Monthly Consecutive Loss	-17.2%	-5.3%	-42.0%
Start Date	Jun-07	Jun-07	Jul-08
End Date	Sep-07	Sep-07	Feb-09
Max / Min Returns			
Rolling 12 Months	66.4% / -21.5%	17% / -4.9%	48.2% / -55.8%
Rolling 3 Months	20.9% / -17.6%	6.4% / -5.6%	26.1% / -44.6%
Average Monthly Returns	0.9%	0.3%	0.2%
% Months with Gains	65.6%	65.6%	55.2%
Correlation			
DB Commodity Harvest ERAC	0.96	1.00	-0.52
S&P-GSCI Light Energy	-0.49	-0.52	1.00

Year on Year Performance Comparison[1]

	Annual Returns for Excess Return / ERAC Indices		
Calendar Year	DB Commodity Harvest – 10 ERAC	DB Commodity Harvest ERAC	S&P-GSCI Light Energy
2004	47.35%	12.84%	7.31%
2005	34.80%	10.17%	15.51%
2006	36.68%	12.30%	-3.77%
2007	-2.51%	-0.44%	17.16%
2008	39.69%	10.61%	-40.39%
2009	1.85%	0.58%	15.17%
2010	-5.88%	-1.38%	16.94%
2011	3.51%	1.58%	-7.28%
2012	-6.10%	-0.89%	1.60%
2013	-9.13%	-2.02%	-8.16%
2014 YTD	-6.01%	-1.21%	4.93%
Annualized Return	**10.91%**	**3.87%**	**0.18%**

Notes:

1 Source: Bloomberg. DB Commodity Harvest – 10 ERAC has been retrospectively calculated and did not exist prior to 14 October 2008 (the "**Live Date**"). The index has very limited performance history and no actual investment which allowed tracking of the performance of the Index was possible before its Live Date. Accordingly, the results shown before the Live Date are hypothetical and do not reflect actual returns. Past performance is not necessarily indicative of how the Index will perform in the future. The performance of any investment product based on the DB Commodity Harvest – 10 ERAC Index would have been lower than the Index as a result of fees and / or costs. Data from 31 Dec 2003 till 30 May 2014. See Risk Considerations for more information.

2 ERAC = Excess Return After Cost. Statistics shown are either for excess return indices or ERAC indices.

Deutsche Bank

34

Long-Short Indices

Section 4

                                                                              35

DB Commodity Backwardation Alpha 22

Index Summary

[]  Concept: The Index goes long the top 11 backwardated commodities, and short the remaining 11 commodities, from a universe of 22 commodities. The hypothesis is that the backwardated commodities' basket will outperform the basket of the remaining commodities.

[]  Components: 22 commodities futures spanning the energy, industrial metals, agriculture and precious metals sectors.

[]  Summary: The strategy goes long the 11 commodities with the most backwardation (or least contango) with a weight of 1/11 each and shorts the remaining 11 commodities with a weight of 1/11 each.

--  Short exposure is provided via front month contracts

--  Long exposure is provided via OY Enhanced single commodity Indices

[]  'Backwardation' Measure: Backwardation for each commodity is measured as the weighted backwardation of the basket of contracts included in the Optimum
    Yield Enhanced Index for such commodity.

[]  Rebalancing: The index is rebalanced every month at the end of the 2(nd)
    index business day of the month.

[]  Transparency: Rule-based index with the closing level published daily on
    Bloomberg (DBRCBWUE)

                                                                              36

DB Commodity Backwardation Alpha 22

Index Construction

Industrial metals Precious metals Energy Agriculture

Basket with 22 Commodities

Measure Backwardation

Measure implied roll return of the OYE basket of contracts

Long basket of 11 commodities Short basket of 11 commodities

OY Enhanced single commodity indices Single commodity front month indices

Weight = 1/11 for each commodity

Weight = 1/11 for each commodity

DB Commodity Backwardation Long DB Commodity Backwardation Short
Weight = 100% Weight = -100%

DB Commodity Backwardation Alpha 22

DB Commodity Backwardation Alpha 22

                                                                              37

DB Commodity Backwardation Alpha 22

Performance Analysis

Index Returns [1]



750
600
450
300
150
0
Live Date: 15 Oct 2012
Jan-04
Jan-06
Jan-08
Jan-10
Jan-12
Jan-14
S&P GSCI
DJUBS
DB Commodity Backwardation Alpha 22

Performance Analysis[1]

Jan 2004 – May 2014	DB Commodity Backwardation Alpha 22	S&P GSCI	DJUBS
Annualized Returns	17.7%	-0.5%	-0.1%
Volatility	13.9%	24.5%	18.3%
Sharpe Ratio	1.28	-0.02	-0.01
Maximum Drawdown	-18.8%	-71.6%	-57.1%
Start Date	Apr-12	Jul-08	Jul-08
End Date	Jul-12	Feb-09	Mar-09
Max Monthly Consecutive Loss	-14.9%	-67.8%	-54.5%
Start Date	Apr-12	Jul-08	Jul-08
End Date	Jul-12	Feb-09	Feb-09
Max / Min Returns			
Rolling 12 Months	67.4% / -13.8%	74.8% / -64.8%	39.9% / -52.7%
Rolling 3 Months	24.4% / -17.1%	34.4% / -53.4%	24.7% / -39.7%
Average Monthly Returns	1.4%	0.2%	0.1%
% Months with Gains	68.0%	56.8%	57.6%
Correlation			
S&P GSCI	0.06	1.00	0.91
DJUBS	0.06	0.91	1.00

Year on Year Performance Comparison [1]

Calendar Year	Annual Returns for Excess Return Indices: DB Commodity Backwardation Alpha 22	S&P GSCI	DJUBS
2004	30.90%	15.65%	7.64%
2005	40.71%	21.61%	17.54%
2006	48.18%	-19.07%	-2.71%
2007	10.97%	26.81%	11.08%
2008	26.71%	-47.29%	-36.61%
2009	35.40%	13.30%	18.72%
2010	3.73%	8.88%	16.67%
2011	8.35%	-1.23%	-13.37%
2012	-3.31%	-0.01%	-1.14%
2013	5.15%	-1.28%	-9.58%
2014 YTD	-7.89%	3.50%	6.43%
Annualized Return	**17.71%**	**-0.52%**	**-0.10%**

Notes:

1 Source: Bloomberg. DB Commodity Backwardation Alpha 22 has been retrospectively calculated and did not exist prior to 15 October 2012 (the "**Live Date**"). The index has very limited performance history and no actual investment which allowed tracking of the performance of the Index was possible before its Live Date. Accordingly, the results shown before the Live Date are hypothetical and do not reflect actual returns. Past performance is not necessarily indicative of how the Index will perform in the future. The performance of any investment product based on the DB Commodity Backwardation Alpha 22 Index would have been lower than the Index as a result of fees and / or costs. Data from 31 Dec 2003 till 30 May 2014. See Risk Considerations for more information.

2 Statistics shown are for excess return indices.

Deutsche Bank
38

DB Commodity Risk Parity 18 Index

Section 6

                                                                              39

DB Commodity Risk Parity 18

Index Summary

[]  Risk Parity: Provides exposure to 4 commodity sector indices such that risk contribution of each to the resulting portfolio is equal. Risk contribution is determined by using past 3 month realized volatilities and correlations.
    Volatility is targeted at 18% by leveraging the equal risk weighted portfolio; such leverage is capped at 300%.

[]  Components: The 4 sector indices used to construct the index are: DBLCI-OY
    Energy Index, DBLCI-OY Industrial Metal Index, DBLCI-OY Precious Metal Index
    and DBLCI-OY Agriculture Index.

[]  Rebalancing: Each month, sector exposures are adjusted with the aim of achieving equal risk contributions and a volatility of 18%.

[]  Optimizing Roll Returns: All 4 sector indices employ Deutsche Bank's proprietary optimum yield ("OY") technology, which rolls an expiring contract into the contract that maximizes positive roll yield (in a backwardated market) or minimizes negative roll yield (in a contango market)
    from the list of tradable futures which expire in the next 13 months []
    Transparency: Rule-based index with the closing level and weights published daily on Bloomberg (DBCMRPTV)

                                                                              40

DB Commodity Risk Parity 18
Index Construction
------------------ ------------------ ------------------ ------------------
     DBLCI-OY         DBLCI-OY           DBLCI-OY           DBLCI-OY
   Energy Index    Industrial Metal   Precious Metal        Agriculture
      (26.57% (1)) Index (25.05% (1)) Index (21.83% (1)) Index (26.55% (1))

Basket with 4 Sector Indices

Apply Risk Parity Technology

[]  Allocates weights to each sector index such that the risk contribution of all components is equal

DB Commodity Risk Parity

Apply 0.50% fees per annum

Apply Target Volatility Technology

[]  Volatility is targeted at 18% by varying exposure to each underlying sector index

DB Commodity Risk Parity 18

Note:

1 Current weights are as of 30 May 2014

                                                                              41

DB Commodity Risk Parity 18

Performance Analysis

Index Returns (1)

500

Live Date: 12 Dec 2010

Performance Analysis 1

                             DB Commodity
Jan 2004 -- May 2014                        S&P GSCI       DJUBS
                             Risk Parity 18
Annualized Returns           11.4%          -0.5%          -0.1%
Volatility                   19.5%          24.5%          18.3%
Sharpe Ratio                 0.59           -0.02          -0.01
Maximum Drawdown             -44.4%         -71.6%         -57.1%
  Start Date                 Apr-11         Jul-08         Jul-08
  End Date                   Jan-14         Feb-09         Mar-09
Max Monthly Consecutive Loss -33.5%         -67.8%         -54.5%
  Start Date                 Jul-08         Jul-08         Jul-08
  End Date                   Feb-09         Feb-09         Feb-09
Max / Min Returns
  Rolling 12 Months          118.5% / -35%  74.8% / -64.8% 39.9% / -52.7%
  Rolling 3 Months           47.9% / -28.8% 34.4% / -53.4% 24.7% / -39.7%
Average Monthly Returns      1.1%           0.2%           0.1%
% Months with Gains          56.0%          56.8%          57.6%
Correlation
  S&P GSCI                   0.74           1.00           0.91
  DJUBS                      0.85           0.91           1.00

Historical Exposure(1)

300% Exposure to DBLCI -- OY Energy (2): 68.24%
Exposure to DBLCI -- OY Agriculture (2): 68.19%
250% Exposure to DBLCI -- OY Precious Metal (2): 56.05%
Exposure to DBLCI -- OY Industrial Metal (2): 64.34%
200%
150%
100%
50%
0%
Jan-04 Jan-06 Jan-08 Jan-10 Jan-12 Jan-14
Energy Agriculture Precious Metals Base Metals

Year on Year Performance Comparison 1

                           Annual Returns for Excess Return Indices
                  ------------------------------------------------- -------
                  DB Commodity Risk
                                       S&P GSCI                     DJUBS
Calendar Year                Parity 18
2004                          34.22%      15.65%                     7.64%
2005                          57.65%      21.61%                    17.54%
2006                          26.76%     -19.07%                     -2.71%
2007                          20.15%      26.81%                    11.08%
2008                          -17.48%    -47.29%                    -36.61%
2009                          26.22%      13.30%                    18.72%
2010                          27.90%       8.88%                    16.67%
2011                           -7.48%     -1.23%                    -13.37%
2012                           1.63%      -0.01%                     -1.14%
2013                          -26.18%     -1.28%                     -9.58%
2014 YTD                       3.58%       3.50%                     6.43%
Annualized Return             11.42%      -0.52%                     -0.10%

Notes:

1   Source: Bloomberg. DB Commodity Risk Parity 18 has been retrospectively calculated and did not exist prior to 12 December 2010 (the "Live Date").
    The index has very limited performance history and no actual investment which allowed tracking of the performance of the Index was possible before its Live Date. Accordingly, the results shown before the Live Date are hypothetical and do not reflect actual returns. Past performance is not necessarily indicative of how the Index will perform in the future. The performance of any investment product based on the DB Commodity Risk Parity
    18 Index would have been lower than the Index as a result of fees and / or costs. Data from 31 Dec 2003 till 30 May 2014. See Risk Considerations for more information.

2   Statistics shown are for excess return indices.

                                                                              42

Optimum Yield Enhanced Indices

Section 8

                                                                              43

DB Commodity Booster OYE DJUBS

Index Summary

[]  Composition: Same base weights as the DJUBS Index. Weights are rebalanced annually

[]  Optimizing Roll Returns: Employs Deutsche Bank's proprietary Optimum Yield
    Enhanced ("OY Enhanced") technology, which provides exposure to 3 different contracts on each commodity's curve, with a view to maximizing volatility adjusted implied roll yield. Exposure to the 3 contracts is assessed and rebalanced monthly

--  Exposure to short-term contract (front month), medium-term and long-term contracts (pre- defined schedule based on liquidity)

--  For livestock, exposure is to three-month forward contracts

[]  Transparency: Rule-based index with the closing level published daily on
    Bloomberg (DBCMODUE)

                                                                              44

Index  replicates  the  DJUBS  by  using  OY  Enhanced indices thereby providing similar commodity exposure while seeking to manage roll returns more effectively

[]  Optimize roll returns by providing exposure to 3 different contracts on each commodity's curve, with a view to maximizing volatility adjusted implied roll yield

DB Commodity Booster OYE DJUBS

Note:

1 Weights shown are: Rebalance Weights for 2014
                                                                              45

DB Commodity Booster OYE DJUBS

Performance Analysis

Index Returns [1]



Live Date: 31 Oct 2011
400
300
200
100
0
Jan-04
Jan-06
Jan-08
Jan-10
Jan-12
Jan-14
DJUBS
S&P-GSCI
DB Commodity Booster OYE DJUBS

Index Sector Exposure [1]

Sector	Rebalance Weight (%)
Energy	31.79
Precious Metal	15.67
Industrial Metal	16.59
Agriculture & Livestock	35.94

Performance Analysis [1]

Jan 2004 – May 2014	DB Commodity Booster OYE DJUBS	DJUBS	S&P-GSCI
Annualized Returns	7.6%	-0.1%	-0.5%
Volatility	16.0%	18.3%	24.5%
Sharpe Ratio[2]	0.47	-0.01	-0.02
Maximum Drawdown	-52.1%	-57.1%	-71.6%
Start Date	Jul-08	Jul-08	Jul-08
End Date	Mar-09	Mar-09	Feb-09
Max Monthly Consecutive Loss	-49.4%	-54.5%	-67.8%
Start Date	Jul-08	Jul-08	Jul-08
End Date	Feb-09	Feb-09	Feb-09
Max/Min Returns			
Rolling 12 Months	50.7% / -45.6%	39.9% / -52.7%	74.8% / -64.8%
Rolling 3 Months	24.3% / -36.9%	24.7% / -39.7%	34.4% / -53.4%
Average Monthly Returns	0.7%	0.1%	0.2%
% Months with Gains	60.0%	57.6%	56.8%
Correlation			
DJUBS	0.97	1.00	0.91
S&P-GSCI	0.89	0.91	1.00

Year on Year Performance Comparison [1]

Calendar Year	Annual Returns for Excess Return Indices		
	DB Commodity Booster OYE DJUBS	DJUBS	S&P-GSCI
2004	24.99%	7.64%	15.65%
2005	34.94%	17.54%	21.61%
2006	14.89%	-2.71%	-19.07%
2007	19.35%	11.08%	26.81%
2008	-27.14%	-36.61%	-47.29%
2009	21.67%	18.72%	13.30%
2010	16.88%	16.67%	8.88%
2011	-6.80%	-13.37%	-1.23%
2012	1.11%	-1.14%	-0.01%
2013	-10.78%	-9.58%	-1.28%
2014 YTD	5.98%	6.43%	3.50%
Annualized Return	**7.55%**	**-0.10%**	**-0.52%**

Notes:

1 Source: Bloomberg. DB Commodity Booster OYE DJUBS has been retrospectively calculated and did not exist prior to 31 October 2011 (the "**Live Date**"). The index has very limited performance history and no actual investment which allowed tracking of the performance of the Index was possible before its Live Date. Accordingly, the results shown before the Live Date are hypothetical and do not reflect actual returns. Past performance is not necessarily indicative of how the Index will perform in the future. The performance of any investment product based on the DB Commodity Booster OYE DJUBS Index would have been lower than the Index as a result of fees and / or costs. Data from 31 Dec 2003 till 30 May 2014. See Risk Considerations for more information.

2 Statistics shown are for excess return indices.

Deutsche Bank

46

DB Commodity Booster OYE Benchmark Light Energy

Index Summary

[]  Composition: Same base weights as the S&P GSCI Light Energy Index. Weights are rebalanced annually

[]  Optimizing Roll Returns: Employs Deutsche Bank's proprietary Optimum Yield
    Enhanced ("OY Enhanced") technology, which provides exposure to 3 different contracts on each commodity's curve, with a view to maximizing volatility adjusted implied roll yield. Exposure to the 3 contracts is assessed and rebalanced monthly

--  Exposure to short-term contract (front month), medium-term and long-term contracts (pre- defined schedule based on liquidity)

--  For livestock, exposure is to three-month forward contracts

[] Transparency: Rule-based index with the closing level published daily on
BloombeHrg (DBRCOSUE)

                                                                              47

DB Commodity Booster OYE Benchmark Light Energy

Index Construction

Index replacates the S&P GSCI Light Energy by using OY Enhanced indices thereby providing similar commodity exposure while seeking to manage roll returns more effectively



Agriculture & Livestock 40.25% [1]
Industrial Metal 14.73% [1]
Precious Metal 5.96% [1]
Energy 39.09% [1]
S&P GSCI Light Energy
Apply **Optimum Yield Enhanced** Technology
▪ Optimize roll returns by providing exposure to 3 different contracts on each commodity's curve, with a view to maximizing volatility adjusted implied roll yield
DB Commodity Booster OYE Benchmark Light Energy

Note:
1 Weights shown are: Rebalance Weights for 2014

Deutsche Bank

48

DB Commodity Booster OYE Benchmark Light Energy

Performance Analysis

Index Returns [1]



400
300
200
100
0
Live Date: 30 Nov 2011
Jan-04
Jan-06
Jan-08
Jan-10
Jan-12
Jan-14
DJUBS
S&P-GSCI Light Energy
DB Commodity Booster OYE Benchmark Light Energy

Index Sector Exposure [1]

Sector	Rebalance Weight (%)
Energy	39.09
Precious Metal	5.96
Industrial Metal	14.73
Agriculture & Livestock	40.25

Performance Analysis [1]

Jan 2004 – May 2014	DB Commodity Booster OYE Benchmark LE	DJUBS	S&P-GSCI Light Energy
Annualized Returns	7.4%	-0.1%	0.2%
Volatility	16.9%	18.3%	19.1%
Sharpe Ratio[2]	0.44	-0.01	0.01
Maximum Drawdown	-55.3%	-57.1%	-60.9%
Start Date	Jul-08	Jul-08	Jul-08
End Date	Mar-09	Mar-09	Feb-09
Max Monthly Consecutive Loss	-52.3%	-54.5%	-58.0%
Start Date	Jul-08	Jul-08	Jul-08
End Date	Feb-09	Feb-09	Feb-09
Max/Min Returns			
Rolling 12 Months	56.7% / -48.7%	39.9% / -52.7%	48.2% / -55.8%
Rolling 3 Months	24.5% / -41.1%	24.7% / -39.7%	26.1% / -44.6%
Average Monthly Returns	0.7%	0.1%	0.2%
% Months with Gains	58.4%	57.6%	55.2%
Correlation			
DJUBS	0.94	1.00	0.97
S&P-GSCI Light Energy	0.98	0.97	1.00

Year on Year Performance Comparison [1]

	Annual Returns for Excess Return Indices		
Calendar Year	DB Commodity Booster OYE Benchmark Light Energy	DJUBS	S&P-GSCI Light Energy
2004	24.74%	7.64%	7.31%
2005	34.84%	17.54%	15.51%
2006	12.68%	-2.71%	-3.77%
2007	20.90%	11.08%	17.16%
2008	-29.98%	-36.61%	-40.40%
2009	17.27%	18.72%	15.17%
2010	17.10%	16.67%	16.94%
2011	-1.82%	-13.37%	-7.27%
2012	1.65%	-1.14%	1.59%
2013	-8.99%	-9.58%	-8.16%
2014 YTD	4.96%	6.43%	4.93%
Annualized Return	**7.38%**	**-0.10%**	**0.18%**

Notes:

1 Source: Bloomberg. DB Commodity Booster OYE Benchmark Light Energy has been retrospectively calculated and did not exist prior to 30 November 2011 (the "**Live Date**"). The index has very limited performance history and no actual investment which allowed tracking of the performance of the Index was possible before its Live Date. Accordingly, the results shown before the Live Date are hypothetical and do not reflect actual returns. Past performance is not necessarily indicative of how the Index will perform in the future. The performance of any investment product based on the DB Commodity Booster OYE Benchmark Light Energy Index would have been lower than the Index as a result of fees and / or costs. Data from 31 Dec 2003 till 30 May 2014. See Risk Considerations for more information.

2 Statistics shown are for excess return indices.

Deutsche Bank

49

DB Commodity Curve Alpha ERAC

Index Summary

[]  Composition: DB Commodity Curve Alpha ERAC Index (the "Index") has the same base weights as the S&P GSCI Light Energy Index. Weights are rebalanced annually

[]  Market Neutral Strategy: For each constituent commodity, the Index provides long exposure to the single commodity OY Enhanced Index and volatility adjusted short exposure to the corresponding S&P GSCI Index. The Index seeks to provide market-neutral exposure, and to generate returns from carry using
    DB's Optimum Yield Enhanced methodology

[]  Volatility Weighting: Every month, the long leg exposure for each constituent commodity is reset to 100%. Exposure to the short leg is set to
    (--100%) * 3-month realized volatility of the single commodity OY Enhanced
    Index / 3-month realized volatility of the single commodity GSCI index

[]  Embedded Cost: 0.75% per annum

[]  Transparency: Rule-based index with the closing level published daily on
    Bloomberg (DBRCOAEC)

                                                                              50

DB Commodity Curve Alpha ERAC

Index Construction

Strategy aims to generate alpha from roll returns by going long the single commodity OY Enhanced index and short volatility weighted exposure to the single commodity Benchmark Light Energy index



Constituent commodities
S&P GSCI single commodity indices
Apply Optimum Yield Enhanced Technology
Optimize roll returns by providing exposure to 3 different contracts on each commodity's curve, with a view to maximizing volatility adjusted implied roll yield
S&P GSCI rolls each commodity to its nearest available futures contract
OY Enhanced single commodity indices
Short exposure = 3-month realized volatility of single commodity OY Enhanced / 3-month realized volatility of single commodity GSCI Index
Long Exposure = 100%
Carry Strategy
Market neutral equally weighted Long and Short positions to generate Alpha. Exposure to long and short legs rebalanced monthly to maintain market neutrality
Single commodity long-short basket
Provide same exposure to the single commodity long-short basket as in the S&P GSCI Light Energy Index. Weights are rebalanced annually
DB Commodity Curve Alpha
Subtract 0.75% fees per annum
DB Commodity Curve Alpha ERAC

Deutsche Bank

51

DB Commodity Curve Alpha ERAC

Performance Analysis

Index Returns [1]



400
300
200
100
0
Live Date: 30 Nov 2011
Jan-04
Jan-06
Jan-08
Jan-10
Jan-12
Jan-14
DB Commodity Booster OYE Benchmark Light Energy
S&P-GSCI Light Energy
DB Commodity Curve Alpha ERAC

Index Sector Exposure [1]

Sector	Rebalance Weight (%)
Energy	39.09
Precious Metal	5.96
Industrial Metal	14.73
Agriculture & Livestock	40.25

Performance Analysis [1]

Jan 2004 – May 2014	DB Commodity Curve Alpha ERAC	DB Commodity Booster OYE Benchmark LE	S&P-GSCI Light Energy
Annualized Returns	6.1%	7.4%	0.2%
Volatility	2.5%	16.9%	19.1%
Sharpe Ratio[2]	2.45	0.44	0.01
Maximum Drawdown	-5.5%	-55.3%	-60.9%
Start Date	Jun-11	Jul-08	Jul-08
End Date	Jan-14	Mar-09	Feb-09
Max Monthly Consecutive Loss	-2.4%	-52.3%	-58.0%
Start Date	Feb-12	Jul-08	Jul-08
End Date	Jul-12	Feb-09	Feb-09
Max/Min Returns			
Rolling 12 Months	19.4% / -4.1%	56.7% / -48.7%	48.2% / -55.8%
Rolling 3 Months	6.7% / -2.4%	24.5% / -41.1%	26.1% / -44.6%
Average Monthly Returns	0.5%	0.7%	0.2%
% Months with Gains	66.4%	58.4%	55.2%
Correlation			
DB Commodity Booster OYE Benchmark Light Energy	0.17	1.00	0.98
S&P-GSCI Light Energy	0.03	0.98	1.00

Year on Year Performance Comparison [1]

Calendar Year	Annual Returns for Excess Return Indices: DB Commodity Curve Alpha ERAC	DB Commodity Booster OYE Benchmark Light Energy	S&P-GSCI Light Energy
2003	16.21%	24.74%	7.31%
2004	17.04%	34.84%	15.51%
2005	10.63%	12.68%	-3.77%
2006	5.83%	20.90%	17.16%
2007	11.82%	-29.98%	-40.40%
2008	2.31%	17.27%	15.17%
2009	0.57%	17.10%	16.94%
2010	3.98%	-1.82%	-7.27%
2011	-1.17%	1.65%	1.59%
2012	-2.21%	-8.99%	-8.16%
2013 YTD	0.53%	4.96%	4.93%
Annualized Return	**6.09%**	**7.38%**	**0.18%**

Notes:

1 Source: Bloomberg. DB Commodity Curve Alpha ERAC has been retrospectively calculated and did not exist prior to 30 November 2011 (the "**Live Date**"). The index has very limited performance history and no actual investment which allowed tracking of the performance of the Index was possible before its Live Date. Accordingly, the results shown before the Live Date are hypothetical and do not reflect actual returns. Past performance is not necessarily indicative of how the Index will perform in the future. The performance of any investment product based on the DB Commodity Curve Alpha ERAC Index would have been lower than the Index as a result of fees and / or costs. Data from 31 Dec 2003 till 30 May 2014. See Risk Considerations for more information.

2 ERAC = Excess Return After Cost. Statistics shown are either for excess return indices or ERAC indices.

Deutsche Bank

52

DB Commodity Curve Alpha ERAC 10

Index Summary

[]  Composition: DB Commodity Curve Alpha ERAC Index (the "Index") has the same base weights as the S&P GSCI Light Energy Index. Weights are rebalanced annually

[]  Market Neutral Strategy: For each constituent commodity, the Index provides short exposure to the corresponding single commodity S&P GSCI Index and volatility adjusted long exposure to the OY Enhanced Index. The Index seeks to provide market-neutral exposure, and to generate returns from carry using
    DB's Optimum Yield Enhanced methodology

[]  Volatility Weighting: Every month, the long leg exposure for each constituent commodity is reset to 100%. Exposure to the short leg is set to
    (--100%) * 3-month realized volatility of the single commodity OY Enhanced
    Index / 3-month realized volatility of the single commodity GSCI index

[]  Target Volatility: DB Commodity Curve Alpha ERAC 10 Index varies exposure to the DB Commodity Curve Alpha ERAC Index with a view to target a volatility of 10%. Exposure is capped at 600%.

[]  Transparency: Rule-based index with the closing level published daily on
    Bloomberg (DBRCOCUE)

                                                                              53

DB Commodity Curve Alpha ERAC 10

     Strategy  aims to generate alpha from roll returns by going long the single commodity OY Enhanced index and short volatility weighted exposure to the single commodity Benchmark Light Energy index

Index Construction

Constituent commodities

Apply Optimum Yield Enhanced Technology

[] Optimize roll returns by providing exposure to 3 different contracts on each commodity's curve, with a view to maximizing volatility adjusted implied roll yield

OY Enhanced single commodity indices

Long Exposure = 100%

S&P GSCI single commodity indices

S&P GSCI rolls each
commodity to its nearest
available futures contract

Short  exposure  = 3-month realized volatility of single commodity OY Enhanced /
3-month realized volatility of single commodity GSCI Index

DB Commodity Curve Alpha ERAC 10

                                                                              54

DB Commodity Curve Alpha ERAC 10

Performance Analysis

Index Returns [1]



Live Date: 30 Nov 2011
1,500
1,200
900
600
300
0
Jan-04
Jan-06
Jan-08
Jan-10
Jan-12
Jan-14
DB Commodity Curve Alpha ERAC
S&P-GSCI Light Energy
DB Commodity Curve Alpha ERAC 10

Index Sector Exposure [1]

Sector	Rebalance Weight (%)
Energy	39.09
Precious Metal	5.96
Industrial Metal	14.73
Agriculture & Livestock	40.25

Performance Analysis [1]

Jan 2004 – May 2014	DB Commodity Curve Alpha ERAC 10	DB Commodity Curve Alpha ERAC	S&P-GSCI Light Energy
Annualized Returns	26.6%	6.1%	0.2%
Volatility	10.1%	2.5%	19.1%
Sharpe Ratio[2]	2.63	2.45	0.01
Maximum Drawdown	-29.1%	-5.5%	-60.9%
Start Date	Aug-11	Jun-11	Jul-08
End Date	Jan-14	Jan-14	Feb-09
Max Monthly Consecutive Loss	-13.1%	-2.4%	-58.0%
Start Date	Feb-12	Feb-12	Jul-08
End Date	Jul-12	Jul-12	Feb-09
Max/Min Returns			
Rolling 12 Months	129.6% / -20.7%	19.4% / -4.1%	48.2% / -55.8%
Rolling 3 Months	37.2% / -12.4%	6.7% / -2.4%	26.1% / -44.6%
Average Monthly Returns	2.1%	0.5%	0.2%
% Months with Gains	66.4%	66.4%	55.2%
Correlation			
DB Commodity Curve Alpha ERAC	0.96	1.00	0.03
S&P-GSCI Light Energy	0.04	0.03	1.00

Year on Year Performance Comparison [1]

	Annual Returns for Excess Return Indices		
Calendar Year	DB Commodity Curve Alpha ERAC 10	DB Commodity Curve Alpha ERAC	S&P-GSCI Light Energy
2003	93.81%	16.21%	7.31%
2004	97.40%	17.04%	15.51%
2005	56.71%	10.63%	-3.77%
2006	28.09%	5.83%	17.16%
2007	50.11%	11.82%	-40.40%
2008	4.87%	2.31%	15.17%
2009	4.96%	0.57%	16.94%
2010	11.37%	3.98%	-7.27%
2011	-8.25%	-1.17%	1.59%
2012	-12.80%	-2.21%	-8.16%
2013 YTD	2.99%	0.53%	4.93%
Annualized Return	**26.57%**	**6.09%**	**0.18%**

Notes:

1 Source: Bloomberg. DB Commodity Curve Alpha ERAC 10 has been retrospectively calculated and did not exist prior to 30 November 2011 (the "**Live Date**"). The index has very limited performance history and no actual investment which allowed tracking of the performance of the Index was possible before its Live Date. Accordingly, the results shown before the Live Date are hypothetical and do not reflect actual returns. Past performance is not necessarily indicative of how the Index will perform in the future. The performance of any investment product based on the DB Commodity Curve Alpha ERAC 10 Index would have been lower than the Index as a result of fees and / or costs. Data from 31 Dec 2003 till 30 May 2014. See Risk Considerations for more information.

2 ERAC = Excess Return After Cost. Statistics shown are either for excess return indices or ERAC indices.

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Appendix

Appendix 1

                                                                              56

Types of Returns in a Commodity Index

Total Return vs. Excess Return

Stock and Bond returns come from two sources:

[]  Underlying price movement

[]  Dividends (Stocks) or Coupons (Bonds)

Commodity returns come from three sources:

[]  Collateral Yield

[]  Interest earned on capital held as collateral

[]  Spot Return

[]  Change in front month futures contract

[]  Roll Return

[]  Process of buying a futures contract at a premium (negative roll) or discount (positive roll) to the spot price

Excess Return = Spot Return + Roll Return

Total Return = Excess Return + Collateral Yield

Collateral  yield  of  3-Month  US  Treasury  Bills is added to the DB Commodity excess return version indices to create the DB Commodity total return version

                                                                              57

Mean Reversion

- As illustrated below, the mean reversion methodology overweights "cheap" commodities and underweights "expensive" commodities based on their respective 5y moving average price vs. 1y moving average price



100%
80%
60%
40%
20%
0%
Jan-01
Jan-03
Jan-05
Jan-07
Jan-09
Jan-11
Energy
Industrial Metals
Precious Metals
Agriculture

Historical Commodity Allocation of the DBLCI-MR from 2006 to 2011



100%
90%
80%
70%
60%
50%
40%
30%
20%
10%
0%
Dec-05
Jun-06
Dec-06
Jun-07
Dec-07
Jun-08
Dec-08
Jun-09
Dec-09
Jun-10
Dec-10
Jun-11
Crude Oil
Heating Oil
Gold
Aluminum
Wheat
Corn

- Heavy investment in Corn and Wheat as agricultural commodities are the most historically undervalued. Captures the 2006 Ags rally. Underweighting in Energy also contributed to good performance as energy prices declined significantly in 2006

- In 2008 the index increased its weight to Aluminum and reduced its weight to Energy, which was then at historical highs. In retrospect, while the under-weighting in Energy was a good decision, the overweight in Aluminum was not, as Aluminum prices declined significantly

- In 2009 the index was overweight in Aluminum and Oil and gained from rallies in both. However, it was underweight in Gold and missed out on the Gold rally

DBLCI-MR Outperformance to DBLCI

Year	Outperformance (%)
2006	36.15
2007	7.82
2008	4.17
2009	12.12
2010	1.30
2011	-1.34
2012	2.54
2013	0.53
2014 YTD	-0.22

Source: Bloomberg

Notes:

1 Past performance is not a guarantee of future results

2 The Mean Reversion strategy may not always result in outperformance to benchmark commodity indices. As a long-only commodity index, if all underlying commodity prices fall, the DBLCI – Mean Reversion will also likely result in a negative performance

3 Data is as of 30 May, 2014. DBLCI and DBLCI-MR are calculated retrospectively prior to their Index Live Dates

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MR+

- DBLCI-MR Plus™ Excess Return is a dynamic allocation strategy based on the performance of the DBLCI-MR™ Excess Return Index
- Mandatory rebalancing takes place on a monthly basis
- At each monthly rebalancing, the allocation in the DBLCI-MR™ Excess Return strategy is determined based on the performance of the DBLCI-MR™ Excess Return over the previous 12 months
- Twelve performance indicators are built, reflecting the performance of DBLCI-MR™ Excess Return over previous 12-months, 11-months, 10-months… 3-months, 2-months, 1-month
- The allocation or component weight to commodities is proportional to the number of times the DBCLI-MR™ Excess Return performance is greater than zero. The current allocation is 50.0% (see table)
- Rules based momentum strategy with no human intervention, only execution
- The allocation can be as low as 0% and as high as 100%

Retrospective lookback over 12 periods



Rebalance Date
M1, C1
Rebalance Date minus 1 m
Rebalance Date minus 12 months
Rebalance Date
M12, C12

DBLCI-MR (Lookback Returns as of 8th May 2014)	
1 Month	-0.6%
2 Month	2.0%
3 Month	5.8%
4 Month	8.8%
5 Month	3.9%
6 Month	4.0%
7 Month	-1.6%
8 Month	-1.9%
9 Month	-0.7%
10 Month	-0.9%
11 Month	0.1%
12 Month	-0.6%

Notes: Returns are calculated as of 6th business day of each month, from May 2013 to May 2014.

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Optimized Yield

Contract Selection to Create an "Optimal Yield"

Contract  selection and roll return can have a significant impact in the overall return of the index

[]  Deutsche Bank's proprietary optimum yield ("OY") technology rolls into the contract that maximizes positive roll yield (in a backwardated market) or minimizes negative roll yield (in a contango market) from the list of tradable futures which expire in the next 13 months

Contract Expiry Date

[]  Longer dated contracts typically have less negative carry when the curve slopes upward (contango)

Greater Roll Yield

Futures Price

Less Roll Yield

Contract Expiry Date

[]  Shorter dated contracts typically offer greater positive carry when the curve slopes downward (backwardation)

                                                                              60

Optimized Yield Index

Contract Selection

[]  When: The OY index rolls out of a currently held contract one month prior to delivery month of the contract

[]  New Contract Selection:

--  the new contract is selected on the first business day of the month from the list of eligible contracts -- eligible contracts for selection are contracts with delivery months 2 months after current month to 13 months after current month -- the eligible contract with the highest annualized implied roll yield is selected. If two or more contracts are tied for the maximum roll yield, the contract with the shorter tenor is selected

                                                                              61

Optimized Yield Index

Contract Selection (Cont'd)

[]  Implied Roll Yield measurement:

--  implied roll yield for each eligible contract is measured as:

[] 1 []
---
[]
[] PC (t, b )[][] F (t ,i ,b ) [] []
------------------------------------
Y (t, i) = [] ( ) [] [] [] 1
[] PC t, i

--  Y(t,i): on any day t, the implied roll yield for entering into the commodity futures contract with exchange expiration month i

--  PC(t,b): Closing price of the base commodity future b

--  PC(t,i): Closing price of any eligible futures contract i

--  F(t,i,b): Fraction of year between expiry dates of the base futures contract
    b and the futures contract with exchange expiration month i. Calculated as number of calendar days between dates divided by 365 -- b: Base commodity future is the commodity future currently in the index

[]  Roll Period is 2nd to 5th business days of the month

[]  OY index rolls a specified number of units of the commodity every day during the roll period

                                                                              62

Optimum Yield

Annualized Excess
returns from Jan
2004 to May 2014.
Most Optimum Yield
indices have
outperformed
corresponding
front-month
rolling indices

Energy Sector

Base Metals Sector

Agriculture Sector

Precious Metals Sector

Gold Silver
DB OY Indices S&P GSCI Indices DB OY Indices S&P GSCI Indices

Notes:

1   All indices have been retrospectively calculated and did not exist prior to
    31 May 2006 (the "Live Date"). Indices have very limited performance history and no actual investment which allowed tracking of the performance of these
    Indices was possible before their Live Date. Accordingly, the results shown before the Live Date are hypothetical and do not reflect actual returns.
    Past performance is not necessarily indicative of how the Indices will perform in the future. See Risk Considerations for more information.

2   Data from 31 Dec 2003 till 30 May 2014. Source: Bloomberg

                                                                              63

Target Volatility

Applying Volatility Targeting to Potentially Control Risk

Rebalancing Once a Month

Step I	Step II	Step III
Realized Volatility Monitoring Based on Last 90 Days Returns	Volatility Based Participation: Participation = Target Volatility / Realized Volatility, subject to certain maximum and minimum	Vol Target Index Return = Participation x Underlying Index Return

Numerical Example: Volatility Target = **15%**

Month	3 Month Realized Volatility (Annualized %)	Vol Target Allocation (%)	Underlying Index Return (%)	Volatility Target Return (%)
12	10.00	150.00	+5.00	+7.50
13	12.50	120.00	–1.00	–1.20
14	5.00	300.00	+3.00	+9.00
15	7.50	200.00	–2.00	–4.00
16	15.00	100.00	–5.00	–5.00
17	20.00	75.00	+1.00	+0.75
18	30.00	50.00	–10.00	–5.00

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64

Risk-Parity Technology

- On each rebalance date we calculate the total index risk, R_p, on that date according to the formula

$$R_P = \sum_{i=1}^{4}\sum_{j=1}^{4} W_i W_j \sigma_i \sigma_j \rho_{ij}$$

  - Where the volatility and dollar-weighting of the ith sector index is given by σ_i and W_i, respectively, and the correlation between the indices is given by ρ_{ij}. To calculate σ_i and ρ_{ij} we have used 90-day historical levels based on log returns

- The amount of risk contributed, RC_i, to the portfolio by the ith sector index is then calculated according to

$$RC_i = \frac{W_i \sigma_i \sum_{j=1}^{4} W_j \sigma_j \rho_{ij}}{R_P}$$

- We then solve the above set of non linear equations for each W_i with the following constraints

  1) $W_i \geq 0$ for each i
  2) $RC_1 = RC_2 = RC_3 = RC_4$
  3) $R_P = TV$, where TV is some pre-defined target level of portfolio risk

- Constraints 1) and 2) above are necessary and sufficient for any risk-parity formulation, but using only these two constraints leaves one degree-of-freedom open. Constraint 3) above fixes this final degree-of-freedom by imposing an overall leverage on the index in an attempt to target a constant level of (user-specified) risk within the portfolio of sector exposures

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65

Overview of OY Enhanced

[]  For each commodity, exposure is provided to 3 sub-indices :

--  Short-Term Index: invests in the front month contract - the same as GSCI contract

--  Medium-Term Index: invests in a long-term liquid contract

--  Long-Term Index: invests in an even longer-term liquid contract

[]  Roll: Each sub-index rolls into its target contract between the 2(nd) and
    6(th) business days of each month

[]  Rebalance: Exposure to each sub-index is computed at the close of the 1st business day of each month. Rebalance is implemented at the close of the
    2(nd) business day of the month

                                                                              66

Construction of OY Enhanced

[]  The Optimum Yield Enhanced (OYE) indices diversify their exposure over three points of the relevant commodity's forward curve , the short term contract, the medium term contract and the long term contract

[]  The methodology considers implied roll yields as well as historical volatility of curve shape to determine the exposure to be provided to the 3 different contracts.

[]  Exposure to the three contracts is rebalanced on a monthly basis, thereby providing the flexibility to react to any change in curve shape.

                                                                              67

OY Enhanced Roll

- Choice of contracts for each component index is illustrated with Sugar below

Sugar												
	Jan	Feb	Mar	Apr	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec
Short-Term Index	H	K	K	N	N	V	V	V	H *	H *	H *	H *
Medium-Term Index	V	V	V	V	V	H *	H *	H *	V *	V *	V *	V *
Long-Term Index	H *	H *	H *	H *	H *	V *	V *	V *	H **	H **	H **	H **
* indicates next year's contract	** indicates next to next year's contract											

- Table above shows the contracts into which each index will roll in the month mentioned in the top row
- Short-Term Index:
  - Rolls into H contract in Jan, K in Feb, etc. In Sep, it rolls into H contract of the next year.
  - This roll schedule matches the S&P GSCI index roll schedule (roll period for the 2 indices is different – GSCI rolls between 5th and 9th business days of the month; OYE rolls between 2nd and 6th business days of the month)
- Medium-Term Index:
  - For each commodity, 2 named contracts per year are specified as Liquid Contracts. For Sugar, these are H and V.
  - The Medium-Term contract provides exposure to the first Liquid Contract available whose delivery month is after the Short-term Index contract's delivery month
- Long-Term Index:
  - Provides exposure to the first Liquid Contract available whose delivery month is after the Medium-Term Index's delivery contract
- Unnecessary trading is avoided by maintaining continuity in contract exposures. E.g. In Jun, the Long-term Index rolls out of H * contract, the Medium-Term Index rolls out of V and into H *, and the Short-Term Index rolls into V. As a result, exposure is maintained to the H * and V contracts (although there might be a change in weights due to a change in Sharpe Ratios)

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68

OY Enhanced Rebalance

The rebalance calculation is performed at the end of the 1st business day of every month

- For each commodity, exposure across the 3 sub-indices is computed as follows
  1. Compute Implied Roll Return for each sub-index

$$\text{Implied Roll Return} = \left(\frac{\text{Price of Spot Contract}}{\text{Price of Target Contract}}\right)^{(1/T)} - 1$$

  - — Spot Contract: Contract Short-Term Index rolled into in the previous month
  - — Target Contract: Contract Short-Term Index will roll into in the current month. If this is the same as Spot Contract, then it is replaced by the next available GSCI contract
  - — T: Days between expiry dates of Target Contract and Spot Contract / 365

  2. Compute Volatility for each sub-index
  - — Compute daily returns, r(s), of the Spot Contract for last 61 business days
  - — Compute daily returns, r(t), of the Target Contract for last 61 business days
  - — Compute spread returns: r(spread) = r(t) – r(s)
  - — Compute annualized volatility of spread returns

  3. Compute Sharpe Ratio for each sub-index

$$\text{Sharpe Ratio} = \frac{\text{Implied Roll Return}}{\text{Volatility}}$$

  4. Transform Sharpe Ratio of each sub-index to a Probability Measure
  - — Probability Measure = Cumulative probability on a standard normal distribution for the computed Sharpe Ratio. The higher the Sharpe Ratio, the higher will be the Probability Measure. In this way, a Sharpe Ratio which can be negative or positive is transformed to a measure that is always positive and lies between 0 and 1.

  5. Compute Exposures
  - — Normalize the Probability Measures so they add to 100%
  - — Exposure to each sub-index = the normalized Probability Measure

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69

Liquid Contracts for Optimum Yield Enhanced Indices

Commodity	Liquid Contracts	
WTI Crude Oil	Jun	Dec
Natural Gas	Jan	Jul
Heating Oil	Jun	Dec
RBOB Gasoline	Jun	Dec
Brent Crude Oil	Jun	Dec
Gas Oil	Jun	Dec
Gold	Jun	Dec
Silver	Jul	Dec
Soybeans	Jul	Nov
Corn	Jul	Dec
Wheat	Jul	Dec
Soybean Oil	Jul	Dec
Sugar	Mar	Oct
Coffee	Jul	Dec
Cotton	Jul	Dec
Kansas Wheat	Jul	Dec
Cocoa	Mar	Dec
Copper	Jun	Dec
Aluminum	Jun	Dec
Zinc	Jun	Dec
Nickel	Jun	Dec
Lead	Jun	Dec

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70

Comparative Performance Statistics

	Annualized Returns for Various Indices						
	YTD Return [1]	1 Year Return	3 Year Return	5 Year Return	10 Year Return	Volatility [2]	Sharpe Ratio
Beta Allocation Indices							
DBLCI ™	2.82%	-0.99%	-5.22%	1.83%	1.56%	22.46%	0.07
S&P GSCI ™	3.50%	7.10%	-1.96%	3.29%	-2.16%	24.67%	-0.09
DJ-UBSCI ℠	6.43%	1.92%	-6.78%	1.38%	-1.16%	18.40%	-0.06
Optimum Yield Based Indices							
DB Commodity Booster – DJUBS ERAC	4.37%	-1.24%	-7.18%	1.75%	3.59%	17.05%	0.21
DB Commodity Booster DJUBS – TV14 ERAC	9.14%	1.54%	-8.16%	0.11%	4.57%	14.60%	0.31
DB Commodity Booster – Benchmark	2.85%	5.44%	-2.48%	3.82%	5.03%	22.04%	0.23
Mean Reversion Based Indices							
DBLCI-MR	2.59%	-1.48%	-5.11%	4.75%	6.14%	21.09%	0.29
DBLCI – Mean Reversion Enhanced ex NG ERAC	6.48%	0.60%	-6.11%	5.83%	9.31%	20.30%	0.46
DBLCI MR Enhanced 15	13.80%	5.29%	-7.43%	-0.88%	6.01%	15.34%	0.39
DBLCI MR+	-1.09%	-4.32%	-7.41%	-1.00%	5.12%	14.73%	0.35
Market Neutral Indices							
DB Commodity Harvest ERAC	-1.21%	-2.66%	-1.58%	-0.86%	3.61%	3.09%	1.17
DB Commodity Harvest – 10 ERAC	-6.01%	-11.97%	-8.40%	-5.00%	10.04%	10.63%	0.94
DB Commodity Backwardation Alpha 22	-7.89%	-4.30%	2.23%	4.45%	17.78%	13.90%	1.28
DB Commodity Risk Parity 18	3.58%	-7.29%	-12.56%	0.78%	9.74%	19.38%	0.50
Optimum Yield Enhanced Based Indices							
DB Commodity Booster OYE DJUBS	5.98%	0.78%	-5.70%	3.37%	6.28%	16.14%	0.39
DB Commodity Booster OYE Benchmark LE	4.96%	2.22%	-4.20%	3.97%	6.02%	17.09%	0.35
DB Commodity Curve Alpha ERAC	0.53%	-0.59%	-1.16%	0.42%	5.64%	2.48%	2.28
DB Commodity Curve Alpha ERAC 10	2.99%	-3.88%	-7.58%	-0.46%	24.43%	10.12%	2.41
Other Asset Classes							
Equities (S&P 500)	4.97%	18.72%	15.49%	18.37%	7.76%	20.43%	0.38
Fixed Income (US Govt. All Total Return)	3.66%	3.13%	4.06%	4.09%	4.63%	2.71%	1.71

Notes: Statistics shown for "Other asset classes" are computed using Total Return Indices. Sharpe Ratio for these indices is computed using a threshold return of zero. All indices have been retrospectively calculated and did not exist prior to their respective Live Date. Indices have very limited performance history and no actual investment which allowed tracking of the performance of these Indices was possible before their Live Date. Accordingly, the results shown before the Live Date are hypothetical and do not reflect actual returns. Past performance is not necessarily indicative of how the Indices will perform in the future. Data till 30 May 2014. See Risk Considerations for more information.

1 Annualised return based on total return, excess return and ERAC

2 Annualised vol of the daily lognormal returns

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71

Products

DB Commodity Indices	Delta 1 Structures	Structures with Vanilla Optionality
DB Commodity Booster – DJUBS ERAC	✓	✓
DB Commodity Booster DJUBS – TV14 ERAC	✓	✓
DB Commodity Booster – Benchmark	✓	✓
DBLCI-MR	✓	
DBLCI-MR+	✓	
DBLCI – Mean Reversion Enhanced ex NG ERAC	✓	✓
DB MR Enhanced 15	✓	✓
DB Commodity Harvest ERAC	✓	✓
DB Commodity Harvest – 10 ERAC	✓	✓
DB Commodity Backwardation Alpha 22 Index	✓	
DB Commodity Risk Parity 18 Index	✓	
DB Commodity Booster OYE DJUBS	✓	
DB Commodity Booster OYE Benchmark Light Energy	✓	
DB Commodity Curve Alpha ERAC	✓	
DB Commodity Curve Alpha ERAC 10	✓	

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72

Market Data Sources

Bloomberg Tickers and Index Live Dates

	Bloomberg Ticker	Index Live Date
S&P GSCI Index	SPGCCIP<Index>	
S&P GSCI Light Energy	SPGSLEP<Index>	
DJUBS	DJUBS <Index>	
DBLCI	DBLCMACL <Index>	28 February 03
DBLCI-MR	DBLCMMCL <Index>	28 February 03
DBLCI – Mean Reversion Enhanced ex NG ERAC	DBLCMNGU <Index>	30 August 2012
DB MR Enhanced 15	DBLCMTEU <Index>	28 September 09
DBLCI-MR+	DBLCMPUE <Index>	20 June 07
DB Commodity Booster – Benchmark	DBCMBSEU <Index>	15 December 07
DB Commodity Booster – Benchmark Light Energy	DBCMBLEU <Index>	15 December 07
DB Commodity Booster – DJUBS ERAC	DBCMBDEN <Index>	12 October 10
DB Commodity Booster DJUBS – TV14 ERAC	DBCMBTVN <Index>	12 October 10
DB Commodity Harvest ERAC	DBLCHNUE <Index>	14 October 08
DB Commodity Harvest – 10 ERAC	DBCMHVEG <Index>	14 October 08
DB Commodity Booster OYE DJUBS	DBCMODUE <Index>	31 October 11
DB Commodity Booster OYE Benchmark Light Energy	DBRCOSUE <Index>	30 November 11
DB Commodity Curve Alpha ERAC	DBRCOAEC <Index>	30 November 11
DB Commodity Curve Alpha ERAC 10	DBRCOCUE <Index>	30 November 11
DB Commodity Risk Parity 18 Index	DBCMRPTV <Index>	12 December 2010
DB Commodity Backwardation Alpha 22 Index	DBRCBWUE <Index>	15 October 2012
Equities (S&P 500) Total Return	SPTR <Index>	
Fixed Income Total Return	JHDCGBIG <Index>	

Deutsche Bank
73

Optimized Yield

Available Indices

Commodity	Contract Expiry Date	Bloomberg Ticker	Index Live Date
Energy			
WTI Crude Oil	19-Dec-14	DBLCOCLE Index	31 May 06
Brent Crude Oil	13-Nov-14	DBLCYECO Index	31 May 06
Heating Oil	29-May-15	DBLCOHOE Index	31 May 06
RBOB Gasoline	28-Nov-14	DBLCYERB Index	31 May 06
Gasoil	10-Jul-15	DBLCYEGO Index	31 May 06
Natural Gas	26-Sep-14	DBLCYENG Index	31 May 06
Base Metals			
Aluminum	15-Oct-14	DBLCOALE Index	31 May 06
Copper	20-Aug-14	DBLCYECU Index	31 May 06
Zinc	17-Dec-14	DBLCYEZN Index	31 May 06
Nickel	17-Sep-14	DBLCYENI Index	31 May 06
Lead	18-Feb-15	DBLCYEPB Index	31 May 06
Precious Metals			
Gold	27-Aug-14	DBLCOGCE Index	31 May 06
Silver	28-Jan-15	DBLCYESI Index	31 May 06
Agriculture			
Wheat	14-Jul-15	DBLCOWTE Index	31 May 06
Kansas Wheat	14-Jul-15	DBLCYEKW Index	31 May 06
Corn	12-Dec-14	DBLCOCNE Index	31 May 06
Soybean	14-Nov-14	DBLCYESS Index	31 May 06
Cotton	08-Dec-14	DBLCYECE Index	31 May 06
Sugar	30-Jun-15	DBLCYESB Index	31 May 06
Coffee	19-Mar-15	DBLCYEKC Index	31 May 06
Cocoa	15-Dec-14	DBLCYECC Index	31 May 06

Source: DBIQ

Notes:

1 Bloomberg Tickers shown are for Excess Return version of the indices

2 Data as of 30 May 2014

Deutsche Bank

74

Risk Considerations

[]  The information contained in this presentation does not provide personal investment advice. You should consult with independent accounting, tax, legal and regulatory counsel regarding such matters as they may apply to your particular circumstances

Strategy Risk

[]  The DB Commodity Harvest Indices adopt a market neutral strategy by taking a long position in a specified booster index and a short position in a specified benchmark index. However, this market neutral strategy may not be successful, and each index may not be able to achieve its desired objective[] The Optimum Yield and Optimum Yield Enhanced strategies described herein aim to maximize the potential roll benefits in backwardated markets and minimize potential roll losses in contango markets by purchasing the relevant new futures contracts that would generate the maximum implied roll yield. However, indices employing the Optimum Yield and Optimum Yield
    Enhanced strategies may not be successful in achieving the desired objective[] The Target Volatility strategy described herein aims to achieve a specified realized volatility in the base index by adjusting the level of participation based on the historical realized volatility of the base index.
    However, indices employing the Target Volatility strategy may not be successful in achieving the desired objective[] The Mean Reversion strategy described herein aims to maximize returns by over-weighting relatively cheap commodities and under-weighting relatively expensive commodities. However, indices employing the Mean Reversion strategy may not be successful in achieving the desired objective[] The Risk Parity strategy described herein aims to provide exposure to four commodity sector indices such that risk contribution of each to the resulting portfolio, determined based on past three months' realized volatilities and correlations, is equal. However, indices employing the Risk Parity strategy may not be successful in achieving the desired objective [] The DB Commodity Backwardation Alpha 22
    Index adopts a long-short strategy of taking a long position in 11 of the 22 index commodities with the highest positive roll yields in backwardated markets (or the lowest negative roll yields in contango markets), in conjunction with the Optimum Yield Enhanced strategy described herein, and taking a short position in the remaining 11 index commodities. However, the long-short strategy and Optimum Yield Enhanced strategy employed by the DB
    Commodity Backwardation Alpha 22 Index may not be successful, and the index may not be able to achieve its desired objective

                                                                              75

Risk Considerations (Cont'd)

[]  Commodities are speculative and highly volatile and the risk of loss from investing in financial instruments linked to commodities or commodity indices can be substantial

Past Performance

[]  An index's performance is unpredictable, and past performance is not indicative of future performance. We give no representation or warranty as to the future performance of any index or investment[] Some of the indices described herein have very limited performance history

Index Comparison

[]  In this document, various performance-related statistics, such as index return and volatility, among others, of each Deutsche Bank proprietary index included herein are compared with those of their related Deutsche Bank and/or non- Deutsche Bank indices. Such comparisons are for information purposes only. No assurance can be given that such Deutsche Bank proprietary indices included herein will outperform their related Deutsche Bank and/or non-Deutsche Bank indices in the future; nor can assurance be given that such Deutsche Bank proprietary indices will not significantly underperform their related Deutsche Bank and/or non-Deutsche Bank indices in the future.
    Similarly, no assurance can be given that the relative volatility levels of such Deutsche Bank proprietary indices and their related Deutsche Bank and/or non-Deutsche Bank indices will remain the same in the future

Backtesting

[]  Backtested, hypothetical or simulated performance results discussed herein have inherent limitations. The index methodology of each index was designed, constructed and tested using historical market data and based on knowledge of factors that may have possibly affected its performance. The returns of an index prior to such index's Live Date were achieved by means of a retroactive application of such backtested index methodology designed with the benefit of hindsight. Taking into account historical events, the backtesting of performance also differs from actual account performance because an actual investment strategy may be adjusted any time, for any reason, including a response to material, economic or market factors. The backtested performance includes hypothetical results that do not reflect the deduction of advisory fees, brokerage or other commissions, and any other expenses that a client would have paid or actually paid and do not account for all financial risk that may affect the actual performance of an investment. Past hypothetical backtested results are neither an indicator nor guarantee of future returns. Actual results will vary, perhaps materially, from the analysis contained herein

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Important Notes

Additional  Information  (including  index  methodology  and  rules)  about  the
Deutsche  Bank  proprietary  indices discussed in this presentation is available upon request by calling (212) 250-0703

Deutsche  Bank  AG  has  filed a registration statement (including a prospectus)
with  the  Securities and Exchange Commission, or SEC, for the offering to which this communication relates. Before you invest, you should read the prospectus in that  registration statement and other documents that Deutsche Bank AG has filed with  the  SEC for more complete information about Deutsche Bank AG and any such offering.  You  may obtain these documents without cost by visiting EDGAR on the
SEC  website  at  www.sec.gov. Alternatively, Deutsche Bank AG, any agent or any dealer  participating in the offering will arrange to send you the prospectus if you so request by calling toll-free 1-800-311-4409

S&P GSCI SM Disclaimer

Any  securities  Deutsche  Bank  AG  may  issue  from  time  to  time  and  this presentation are not sponsored, endorsed, sold or promoted by Standard & Poor's, a  division of The McGraw -Hill Companies, Inc. ("S&P") . Standard & Poor's does not  make  any  representation or warranty, express or implied, to the owners of any  securities  or  any  member  of  the  public  regarding the advisability of investing  in  any  securities or the ability of S&P GSCI Index to track general commodity market performance. S&P's only relationship to Deutsche Bank AG is the licensing  of  certain  trademarks and trade names of S&P and of S&P GSCI Index, which  indices  are determined, composed and calculated by S&P without regard to
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Deutsche  Bank  AG  or  the  owners  of  any  securities  into  consideration in determining, composing or calculating S&P GSCI Index. S&P is not responsible for
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OR  ANY  DATA  INCLUDED  THEREIN AND S&P SHALL HAVE NO LIABILITY FOR ANY ERRORS,
OMISSIONS,  OR INTERRUPTIONS THEREIN. S&P MAKES NO WARRANTY, EXPRESS OR IMPLIED,
AS  TO  RESULTS  TO BE OBTAINED BY DEUTSCHE BANK AG, OWNERS OF SECURITIES OR ANY
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S&P  GSCI  Index is a trademark of The McGraw -Hill Companies, Inc. and has been licensed for use by Deutsche Bank AG.

                                                                              77

Important Notes

DJ-UBSCISM Disclaimer

"Dow Jones([R])", "DJ", "UBS," "DJ-UBSCI(SM)" are service marks of Dow Jones &
Company,  Inc. ("Dow Jones") and UBS AG ("UBS AG"), as the case may be, and have been licensed for use for certain purposes by Deutsche Bank AG

Any  securities  which  Deutsche  Bank  AG  may  offer from time to time are not sponsored, endorsed, sold or promoted by Dow Jones, UBS AG, UBS Securities LLC

("UBS Securities") or any of their subsidiaries or affiliates. None of Dow
Jones,  UBS  AG, UBS Securities or any of their subsidiaries or affiliates makes any  representation  or  warranty,  express  or  implied,  to  the  owners of or counterparts  to  any  securities  or  any  member  of  the public regarding the
advisability   of   investing   in  any  securities  or  commodities.  The  only
relationship  of  Dow Jones, UBS AG, UBS Securities or any of their subsidiaries or  affiliates  to  the  Licensee  is the licensing of certain trademarks, trade names  and  service marks and of the DJ-UBSCI(SM), which is determined, composed and calculated by Dow Jones in conjunction with UBS Securities without regard to
Deutsche  Bank  AG  or  any  securities.  Dow  Jones  and UBS Securities have no obligation to take the needs of Deutsche Bank AG or the owners of any securities into  consideration  in determining, composing or calculating DJ-UBSCI(SM). None of  Dow Jones, UBS AG, UBS Securities or any of their respective subsidiaries or affiliates  is  responsible  for or has participated in the determination of the timing  of,  prices  at,  or quantities of any securities to be issued or in the determination  or  calculation of the equation by which any securities are to be converted  into  cash. None of Dow Jones, UBS AG, UBS Securities or any of their subsidiaries  or  affiliates  shall have any obligation or liability, including,
without   limitation,   to   securities'   customers,  in  connection  with  the
administration,  marketing  or  trading  of  any securities. Notwithstanding the foregoing,  UBS  AG,  UBS  Securities  and  their  respective  subsidiaries  and
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competitive with such securities. In addition, UBS AG, UBS

Securities  and  their  subsidiaries  and affiliates actively trade commodities, commodity  indexes  and commodity futures (including the Dow Jones-UBS Commodity
Index(SM) and Dow Jones-UBS Commodity Index Total Return(SM)), as well as swaps, options and derivatives which are linked to the performance of such commodities, commodity  indexes  and  commodity  futures.  It  is  possible that this trading activity  will affect the value of the Dow Jones-UBS Commodity Index(SM) and any securities Deutsche Bank AG may issue from time to time.

NONE  OF  DOW  JONES,  UBS  AG,  UBS  SECURITIES OR ANY OF THEIR SUBSIDIARIES OR
AFFILIATES GUARANTEES THE ACCURACY AND/OR THE COMPLETENESS OF THE DOW JONES -UBS
COMMODITY  INDEX(SM) OR ANY DATA RELATED THERETO, AND NONE OF DOW JONES, UBS AG,
UBS  SECURITIES  OR  ANY  OF  THEIR  SUBSIDIARIES  OR  AFFILIATES SHALL HAVE ANY
LIABILITY FOR ANY ERRORS, OMISSIONS OR INTERRUPTIONS THEREIN. NONE OF DOW JONES,
UBS  AG,  UBS  SECURITIES  OR  ANY OF THEIR SUBSIDIARIES OR AFFILIATES MAKES ANY
WARRANTY,  EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY DEUTSCHE BANK AG,
OWNERS  OF  ANY SECURITIES OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE DOW
JONES  -UBS  COMMODITY INDEX(SM) OR ANY DATA RELATED THERETO. NONE OF DOW JONES,
UBS  AG,  UBS  SECURITIES  OR  ANY OF THEIR SUBSIDIARIES OR AFFILIATES MAKES ANY
EXPRESS  OR  IMPLIED  WARRANTIES  AND  EXPRESSLY  DISCLAIMS  ALL  WARRANTIES  OF
MERCHANTABILITY  OR  FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE
DOW JONES -UBS COMMODITY INDEX(SM) OR ANY DATA RELATED THERETO. WITHOUT LIMITING
ANY OF THE FOREGOING, IN NO EVENT SHALL DOW JONES, UBS AG, UBS SECURITIES OR ANY
OF  THEIR  SUBSIDIARIES OR AFFILIATES HAVE ANY LIABILITY FOR ANY LOST PROFITS OR
INDIRECT, PUNITIVE, SPECIAL OR CONSEQUENTIAL DAMAGES OR LOSSES, EVEN IF NOTIFIED
OF  THE  POSSIBILITY  THEREOF.  THERE  ARE  NO  THIRD PARTY BENEFICIARIES OF ANY
AGREEMENTS OR ARRANGEMENTS AMONG DOW JONES, UBS SECURITIES AND DEUTSCHE BANK AG,
OTHER THAN UBS AG.

"Dow Jones([R])", "DJ", "UBS([R])" "Dow Jones-UBS Commodity Index(SM)" are
service marks of Dow Jones & Company, Inc. and UBS AG, as the case may be, and have been licensed for use for certain purposes by Deutsche Bank. The DB
Commodity  Booster  OYE  DJUBS  and DB Commodity Booster -- DJUBS ERAC, which is based in part on the Dow Jones-UBS Commodity Index, is not sponsored or endorsed by  Dow Jones & Company, Inc. or UBS Securities LLC, but is published with their consent.

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